Exhibit 10.24

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of 28 December, 2007 (as amended, restated, supplemented or otherwise modified from time to time (this “Agreement”)) is among GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), in its capacity as agent for Lenders (as defined below), together with its successors and assigns in such capacity, “Agent”), GECC , in its capacity as security trustee for Lenders (as defined below), together with its successors and assigns in such capacity, “Security Trustee”), GECC and the other financial institutions who are listed in Part 2 of Schedule A to this Agreement or hereafter become parties to this Agreement as lenders (collectively the “Lenders”, and each individually, a “Lender”), PEPLIN LIMITED (ACN 090 819 275), a corporation registered in Queensland, Australia, (“Borrower”), PEPLIN, INC. (“Parent”) and the other entities listed in Part 1 of Schedule A to this Agreement and the other entities or persons, if any, who hereafter become parties to this Agreement as guarantors (each a “Guarantor” and collectively, the “Guarantors”, and together with Borrower, each a “Loan Party” and collectively, “Loan Parties”).

RECITALS

Borrower wishes to borrow funds from Lenders, and Lenders have, at the request of all Loan Parties, agreed to make a term loan and other extensions of credit, severally and not jointly, to Borrower from time to time pursuant to the terms and conditions of this Agreement.

AGREEMENT

Loan Parties, Agent, Security Trustee and Lenders agree as follows:

1. DEFINITIONS.

As used in this Agreement, all capitalized terms shall have the definitions as provided herein. Any accounting term used but not defined herein shall be construed in accordance with generally accepted accounting principles in Australia, as in effect from time to time (“GAAP”) and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. If and when Parent is listed on NASDAQ references to “GAAP” shall be to generally accepted accounting principles in the United States of America. A reference to “$”, “USD$” or “dollars” means the lawful currency of the United State of America.

2. LOANS AND TERMS OF PAYMENT.

2.1. Promise to Pay. Borrower promises to pay Agent, for the ratable accounts of Lenders, when due pursuant to the terms hereof, the aggregate unpaid principal amount of all loans, advances and other extensions of credit made severally by the Lenders to Borrower, together with interest on the unpaid principal amount of such loans, advances and other extensions of credit at the interest rates set forth herein.

2.2. Term Loan.

(a) Commitment. Subject to the terms and conditions hereof, each Lender, severally, but not jointly, agrees to make a term loan (the “Term Loan”) to Borrower on the Closing Date (as defined below) in an aggregate principal amount not to exceed such Lender’s commitment as identified on Schedule A hereto (such commitment of each Lender as it may be amended to reflect transfers made in accordance with Schedule D or terminated or reduced in accordance with this Agreement, its “Commitment”, and the aggregate of all such commitments, the “Commitments”). Notwithstanding the foregoing, the aggregate principal amount of the Term Loan made hereunder shall not exceed USD$15,000,000 (the “Total Commitment”). Each Lender’s obligation to fund the Term Loan shall be limited to such Lender’s Pro Rata Share (as defined below) of the Term Loan. If the Term Loan is less than USD $15,000,000 then the Total Commitment is automatically cancelled on the Closing Date by a corresponding amount.

(b) Method of Borrowing. When Borrower desires the Term Loan, Borrower will notify Agent (which notice shall be irrevocable) by facsimile (or by telephone, provided that such telephonic notice shall be promptly confirmed in writing, but in any event on or before the following Business Day) on the date that is one (1) Business Day prior to the day the requested Closing Date (or such shorter period of time as Agent may agree). Agent and Lenders may act without liability upon the basis of such written or telephonic notice believed by Agent to be from any authorized officer of Borrower. Agent and Lenders shall have no duty to verify the authenticity of the signature appearing on any such written notice.

(c) Funding of Term Loans. Promptly after receiving a request for the Term Loan, Agent shall notify each Lender of the contents of such request and such Lender’s Pro Rata Share of the requested Term Loan. Upon the terms and subject to the conditions set forth herein, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Term Loan, in lawful money of the United States of America in immediately available funds, to the Collection Account (as defined below) prior to 11:00 a.m. New York time on the specified date. Agent shall, unless it shall have determined that one of the conditions set forth in Section 4.1 or 4.2, as applicable, has not been satisfied, by 4:00 p.m. New York time on such day, credit the amounts received by it in like funds to Borrower by wire transfer to, unless otherwise specified in a Disbursement Letter (as defined below), the following deposit account of Borrower (or such other deposit account as specified in writing by an authorized officer of Borrower and acceptable to Agent) (the “Designated Deposit Account”):

Bank Name: Commonwealth Bank of Australia

Bank Address: 48 Martin Place, Sydney, Australia

ABA#: 062-000

Account #: 100617627

Account Name: Peplin Limited

SWIFT: CTBAAU2S

(d) Notes. Without limiting any provision of this Agreement, the Term Loan of each Lender shall, if requested by the Lender, be further evidenced by a promissory note substantially in the form of Exhibit A hereto (each a “Note” and, collectively, the “Notes”), and Borrower shall execute and deliver a Note to each Lender. Each Note shall represent the obligation of Borrower to pay to such Lender the lesser of (a) the aggregate unpaid principal amount of the Term Loan made by such Lender to or on behalf of the Borrower under this Agreement or (b) the amount of such Lender’s Commitment, in each case together with interest thereon as prescribed in Section 2.3(b).

(e) Agent May Assume Funding. Unless Agent shall have received notice from a Lender prior to the requested Closing Date that such Lender will not make available to Agent such Lender’s Pro Rata Share of the Term Loan, Agent may assume that such Lender has made such amount available to it on the Closing Date in accordance with subsection (c) of this Section 2.2, and may (but shall not be obligated to), in reliance upon such assumption, make available a corresponding amount for the account of Borrower on the Closing Date. If and to the extent that such Lender shall not have so made such amount available to Agent, such Lender and Borrower severally agree to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the Closing Date until the day such amount is repaid to Agent, at (i) in the case of Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.3(a), and (ii) in the case of such Lender, a floating rate per annum equal to, for each day from the Closing Date until such amount is reimbursed to Agent, the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion (the “Federal Funds Rate”) for the first Business Day and thereafter, at the interest rate applicable to the Term Loan. If such Lender shall repay such corresponding amount to Agent, the amount so repaid shall constitute such Lender’s loan included in such Term Loan for purposes of this Agreement.

2.3. Interest and Repayment.

(a) Interest. The Term Loan shall accrue interest in arrears from the date made until the Term Loan is fully repaid at a fixed per annum rate of interest equal to 8.50%. All computations of interest and fees calculated on a per annum basis shall be made by Agent on the basis of a 360-day year, consisting of twelve 30-day months. Each determination of an interest rate or the amount of a fee hereunder shall be made by Agent and shall be conclusive, binding and final for all purposes, absent manifest error.

(b) Payments of Principal and Interest. Borrower shall pay to the Agent, for the ratable benefit of the Lenders,

(i) three (3) consecutive payments of interest only (payable monthly in arrears) at the rate of interest determined in accordance with Section 2.3(a) on the first day of each calendar month (a “Scheduled Payment Date”) commencing on 1 February 2008; and

(ii) thirty three (33) equal consecutive payments of principal and interest (payable monthly in arrears) at the rate of interest determined in accordance with Section 2.3(a) (a “Scheduled Payment”) on each Scheduled Payment Date commencing on 1 May 2008, with the amount of each such payment of principal and interest to be as set out in Part 1 of Schedule B and otherwise calculated by the Agent to be sufficient to fully amortize the principal and interest due with respect to the Term Loan over such repayment period,

PROVIDED THAT, if the Agent is satisfied that the Borrower has after the Closing Date received at least USD$30,000,000 in unrestricted cash proceeds net of all fees and costs (other than those incurred and paid prior to Closing Date) from the sale and issuance of the Parent’s capital stock, which equity issuance shall be on terms and conditions, and subject to documentation, reasonably satisfactory to Agent (“Additional Capital Raise”), on or before 31 March 2008 then the Agent shall issue the Borrower (with a copy to each Lender) with a written notice confirming that such equity issuance satisfies these requirements. Upon the issuance of such confirmation notice, the interest only period in clause 2.3(b)(i) shall be extended for an additional three (3) month period (to an aggregate interest only period of six (6) months) and making a corresponding adjustment to the amounts of principal and interest payable on the first day of each of the remaining months under clause 2.3(b)(ii) such that those amounts will thereafter be as set out in Part 2 of Schedule B.

Notwithstanding the foregoing, all unpaid principal and accrued interest with respect to a Term Loan is due and payable in full to Agent, for the ratable benefit of Lenders, on the earlier of (A) 1 January 2011 or (B) the date that the Term Loan otherwise becomes due and payable hereunder, whether by acceleration of the Obligations (defined below) pursuant to Section 8.2 or otherwise (the earlier of (A) or (B), the “Applicable Term Loan Maturity Date”). Each Scheduled Payment, when paid, shall be applied first to the payment of accrued and unpaid interest on the Term Loan and then to unpaid principal balance of the Term Loan. Without limiting the foregoing, all Obligations shall be due and payable on the Applicable Term Loan Maturity Date. “Obligations” means the Term Loan and all other debt, monetary liabilities, obligations and liabilities of any kind whatsoever of Borrower or any other Loan Party to any one or more of the Agent, Security Trustee and any Lender (each a “Finance Party”) arising under or in connection with the Debt Documents irrespective of whether the debts, liabilities or obligations (i) are for principal, interest, fees, charges, taxes (other than any tax on the overall net income of a Finance Party or any Australian Interest Withholding Tax not exceeding 10%), damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, prepayment of premiums, indemnities, reimbursements or other sums; (ii) accrue after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceedings, and whether or not allowed in such case or proceeding; (iii) are actual, prospective, contingent or otherwise; (iv) are now existing or arising in the future; (v) are at any time ascertained or unascertained; (vi) are owed or incurred by or on the account of any Loan Party alone, or severally or jointly with any other person; (vii) are owed to or incurred for the account of any Finance Party alone, or severally or jointly with any other person; (viii) are owed to any other person as agent (whether disclosed or not) for or on behalf of any Finance Party; (ix) are owed to or incurred for the account of any Finance Party directly or as a result of: (a) the assignment or novation of any Finance Party of any debt or liability of any Loan Party (whether by way of assignment transfer or otherwise); or (b) any other dealing with any such debt or liability; or (x) comprise any combination of the above.

(c) Interim Interest Payment. Borrower shall make an advance payment of interest on the Closing Date for the period from such date to and including 31 December 2007.

(d) No Reborrowing. Once the Term Loan is repaid or prepaid, it cannot be reborrowed.

(e) Payments. All payments (including prepayments) to be made by any Loan Party under any Debt Document shall be made in immediately available funds in U.S. dollars, without set off or counterclaim to the Collection Account (as defined below) before 11:00 a.m. New York time on the date when due. All payments received by Agent after 11:00 a.m. New York time on any Business Day or at any time on a day that is not a Business Day shall be deemed to be received on the next Business Day. Whenever any payment required under this Agreement would otherwise be due on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension. The payment of any Scheduled Payment prior to its due date shall be deemed to have been received on such due date for the purposes of calculating interest on that amount hereunder. If requested by Agent, and agreed to by Borrower (such agreement not be unreasonably withheld), all regularly scheduled payments due to Agent and Lenders under Section 2.3(b) shall be effected by automatic debit of the appropriate funds from Borrower’s operating account specified on the EPS set up form, the form of which is attached hereto as Exhibit E (the “EPS Setup Form”). As used herein, the term “Collection Account” means the following account of Agent (or such other account as Agent shall identify to Borrower in writing):

Bank Name: Deutsche Bank

Bank Address: New York, NY

ABA Number: 021 001 033

Account Number: 50271079

Account Name: GECC HH Cash Flow Collections

Ref: Peplin / HFS2708

(f) Withholdings and Increased Costs. Except for Australian Interest Withholding Tax, all payments shall be made free and clear of any taxes, withholdings, duties, impositions or other charges (other than taxes on the overall net income of any Lender and comparable taxes), such that Agent and Lenders will receive the entire amount of any Obligations (as defined below), regardless of source of payment. If Agent or any Lender shall have determined that the introduction of or any change in, after the date hereof, any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order reduces the rate of return on Agent or such Lender’s capital as a consequence of its obligations hereunder or increases the cost to Agent or such Lender of agreeing to make or making, funding or maintaining any Term Loan, then Borrower shall from time to time upon demand by Agent or such Lender (with a copy of such demand to Agent) promptly pay to Agent for its own account or for the account of such Lender, as the case may be, additional amounts sufficient to compensate Agent or such Lender for such reduction or for such increased cost. A certificate as to the amount of such reduction or such increased cost submitted by Agent or such Lender (with a copy to Agent) to Borrower shall be conclusive and binding on Borrower, absent manifest error, provided that, neither Agent nor any Lender shall be entitled to payment of any amounts under this Section 2.3(f) unless it has delivered such certificate to Borrower within 180 days after the occurrence of the changes or events giving rise to the increased costs to, or reduction in the amounts received by, Agent or such Lender. This provision shall survive the termination of this Agreement. For purposes of this Agreement “Australian Interest Withholding Tax” means any Australian tax required (by any law existing at the date of this Agreement) to be withheld or deducted from any “interest” (as defined in Division 11A of Part III of the Income Tax Assessment Act 1936 (Cth)).

(g) Australian Interest Withholding Tax. If solely as a result of Australian Interest Withholding Tax Borrower is required to withhold or deduct an amount of any interest paid or to be paid under this clause 2.3 then, to the extent such amount does not exceed 10% of the interest payment, the Borrower may withhold or deduct such amount without the need to pay to the Agent for the account of the Lenders any additional amounts to compensate the Lenders for such reduction in the interest payment, PROVIDED that the Borrower (i) within the timeframes as required by applicable law pays the amount deducted or withheld to the Australian Government Agency responsible for administering Australian Interest Withholding Tax and (ii) provides to the Agent a payment receipt and other supporting evidence of that payment to the Australian Government Agency and, if the Agent requests, such other documentation that the Borrower has or may reasonably obtain to enable a Lender to claim any credit or relief to which it may be entitled in any jurisdiction with respect to such Australian Interest Withholding Tax.

(h) Loan Records. Each Lender shall maintain in accordance with its usual practice accounts evidencing the Obligations of Borrower to such Lender resulting from such Lender’s Pro Rata Share of the Term Loan, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Agent shall maintain in accordance with its usual practice a loan account on its books to record the Term Loan and any other extensions of credit made by Lenders hereunder, and all payments thereon made by Borrower. The entries made in the such accounts shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or Agent to maintain any such account shall affect the obligations of Borrower to repay the Obligations in accordance with their terms.

2.4. Prepayments. Borrower can voluntarily prepay, upon three (3) Business Days’ prior written notice to Agent, the Term Loan in full, but not in part. Upon the date of (a) any voluntary prepayment of the Term Loan in accordance with the immediately preceding sentence or (b) any mandatory prepayment of a Term Loan required under this Agreement (whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for the ratable benefit of the Lenders, a sum equal to (i) all outstanding principal plus accrued interest with respect to the such Term Loan and(ii) the Final Payment Fee (as such term is defined in Section 2.7(b)).

2.5. Late Fees. If Agent does not receive any Scheduled Payment or other payment under any Debt Document from any Loan Party within 3 days after its due date, then, at Agent’s election, such Loan Party agrees to pay to Agent for the ratable benefit of all Lenders, a late fee equal to (a) 5% of the amount of such unpaid payment or (b) such lesser amount that, if paid, would not cause the interest and fees paid by such Loan Party under this Agreement to exceed the Maximum Lawful Rate (as defined below) (the “Late Fee”).

2.6. Default Rate. All Term Loans and other Obligations shall bear interest, at the option of Agent or upon the request of the Requisite Lenders (as defined below), from and after the occurrence and during the continuation of an Event of Default (as defined below), at a rate equal to the lesser of (a) 5% per annum above the rate of interest applicable to such Obligations as set forth in Section 2.3(a) immediately prior to the occurrence of the Event of Default and (b) the Maximum Lawful Rate (the “Default Rate”). The application of the Default Rate shall not be interpreted or deemed to extend any cure period or waive any Default (as defined below) or Event of Default or otherwise limit the Agent’s or any Lender’s right or remedies hereunder. All interest payable at the Default Rate shall be payable on demand. “Default” means an Event of Default or any event, condition or circumstance which would become an Event of Default on the giving of notice (whether or not notice is actually given), the expiry of time, the satisfaction or non-satisfaction of any condition, or any combination of the aforementioned.

2.7. Lender Fees.

(a) Upfront Payment. Prior to the advance of the Term Loan, in consideration for Lenders’ agreement to underwrite the transaction contemplated by this Agreement, Borrower has paid to Agent, for the ratable benefit of Lenders, and Agent hereby acknowledges receipt of, a payment in the amount of $75,000 (the “Upfront Payment”). The Upfront Payment shall be applied as follows: (a) a portion of the Upfront Payment in an amount equal to $37,500 has been fully earned by Lenders, in accordance with their Pro Rata Shares as a non-refundable underwriting fee, and (b) the balance of the Upfront Payment in an amount equal to $37,500 shall be applied as follows: (1) to the initial interest payments (including interim interest) due pursuant to Section 2.3(b)(i) or Section 2.3(c) in the order of maturity until paid in full and (2) the remainder, if any, to the initial Scheduled Payment(s) due pursuant to Section 2.3(b)(ii) in the order of maturity.

(b) Final Payment Fee. Upon the repayment in full of all outstanding principal amounts of the Term Loan (whether voluntarily, scheduled or mandatory or otherwise), Borrower shall pay to Agent, for the ratable accounts of Lenders, a fee equal to 4.0% of the original principal amount of the Term Loan as funded on the Closing Date, or, if an Additional Capital Raise is completed on or before 31 March 2008, 3.0% of the original principal amount of the Term Loan as funded on the Closing Date.

2.8. Maximum Lawful Rate. Anything herein, any Note or any other Debt Document (as defined below) to the contrary notwithstanding, the obligations of Loan Parties hereunder and thereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Agent and Lenders would be contrary to the provisions of any law applicable to Agent and Lenders limiting the highest rate of interest which may be lawfully contracted for, charged or received by Agent and Lenders, and in such event Loan Parties shall pay Agent and Lenders interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder or thereunder is less than the Maximum Lawful Rate, Loan Parties shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent and Lenders is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the making of the Initial Term Loan as otherwise provided in this Agreement, any Note or any other Debt Document.

2.9 Authorization and Issuance of the Warrants. Parent has duly authorized the issuance to Lenders (or their designees) of equity warrants over unissued shares of common stock in the Parent substantially in the form of the warrant attached hereto as Schedule E (collectively, the “Warrants”) evidencing Lenders’ (or their respective designees) right to have issued by the Parent and acquire their respective Pro Rata Share of up to 58,987 shares of common stock of the Parent at an exercise price of USD$15.26 per share. The exercise period shall expire five (5) years from the date such Warrant is issued.

3. [INTENTIONALLY OMITTED]

4. CONDITIONS OF CREDIT EXTENSION

4.1. Conditions Precedent to Closing Date. No Lender shall be obligated to make the Term Loan, or to take, fulfill, or perform any other action hereunder, until the following have been delivered to the Agent (the date on which the Lenders make the Term Loan after all such conditions shall have been satisfied in a manner satisfactory to Agent or waived in accordance with this Agreement, the “Closing Date”):

(a) a counterpart of this Agreement duly executed by each Loan Party;

(b) a certificate executed by the Secretary or a Director of each Loan Party, substantially in the form attached hereto as Exhibit B (the “Secretary’s Certificate”), providing certain verifications and certifications and attaching (i) such Loan Party’s board resolutions approving the transactions contemplated by this Agreement and the other Debt Documents and (if applicable) power of attorney under which such documents are signed, and (ii) such Loan Party’s constituent or governing documents including, in the case of Peplin Research, the Trust Deed (“Trust Deed” means the document entered into by Peplin Research Pty Ltd that creates the Peplin Trust and appoints Peplin Research Pty Ltd as trustee of the Peplin Trust, as amended from time to time);

(c) Notes duly executed by Borrower in favor of each applicable Lender;

(d) ASIC Forms 309 and 350 with respect to the Australian Group Charge and the Australian Featherweight Charge (each as defined below) from the Australian Loan Parties, an Irish Companies Registration Office Form C1 with respect to the Irish Debenture dated on or about the Closing Date granted by Peplin Ireland Limited in favour of the Security Trustee (“Irish

Debenture”) and the Irish Charge dated or on about the Closing Date granted by the Borrower in favour of the Security Trustee over its shares in the Irish Loan Party (“Irish Charge”), filed copies of UCC financing statements, collateral assignments, and terminations statements, with respect to the Collateral (as defined below) and any document of title for any Collateral that is pledged, mortgaged or subject to a fixed charge under the Debt Documents (including any stock or share certificate) and stock powers or blank share transfers for any US stock or Australian or Irish shares forming part of the Collateral. Each of the Borrower and Peplin Ireland Limited undertake to deliver to Security Trustee the share certificate which validly and correctly evidences the Borrower’s 100% shareholding in Peplin Ireland Limited, executed under seal, within 14 days after Closing Date (or such longer period approved by Agent in its absolute discretion). For the purposes of this Agreement “Collateral” means any and all assets of any Loan Party (including, in the case of Peplin Research, the Peplin Trust) now owned or hereafter acquired, upon which a lien or security interest is purported to be created by any Debt Document), as Agent shall request. For the purposes of this Agreement “Australian Group Charge” means a fixed and floating charge so entitled dated on or about the Closing Date given by each Loan Party other than Peplin Ireland Limited and Peplin Operations USA, Inc. in favour of the Security Trustee;

(e) certificates of insurance evidencing the insurance coverage, and satisfactory additional insured and lender loss payable endorsements, in each case as required pursuant to Section 6.4 herein;

(f) current UCC lien, judgment, bankruptcy and tax lien search results with respect to the US Loan Parties, ASIC company and other Australian searches and equivalent searches with respect to the Irish Loan Party, in each case demonstrating that there are no other security interests or liens on the Collateral, other than Permitted Liens (as defined below);

(g) a Warrant in favor of each Lender (or its designated representative), duly executed by Borrower, substantially in the form set out in Schedule E;

(h) (i) the Irish Debenture, the Irish Charge and Australian Group Charge in favour of the Security Trustee granting security over all assets (including effective security over the Intellectual Property proceeds) other than in the case of the Australian Loan Parties, the Australian Excluded Assets (as defined below); (ii) a fixed and floating charge entitled “Australian Featherweight Charge” dated on or about the Closing Date granted by each Australian Loan Party in favour of the Security Trustee over the Australian Excluded Assets (the “Australian Featherweight Charge”); and (iii) the Security Trust Deed dated on or before the Closing Date between the Security Trustee as trustee of the Peplin Security Trust, the other Finance Parties and each Loan Party (the “Security Trust Deed”); each duly executed by each applicable Loan Party;

(i) a certificate of good standing of each US Loan Party from the jurisdiction of such Loan Party’s organization and a certificate of foreign qualification from each jurisdiction where such Loan Party’s failure to be so qualified could reasonably be expected to have a Material Adverse Effect (as defined below) in each case as of a recent date acceptable to the Agent, and a certificate of registration for each Australian and Irish Loan Party in each case certified as being current as of a recent date acceptable to Agent;

(j) a landlord consent and/or bailee letter in favor of Agent and Security Trustee executed by the landlord or bailee (as applicable) for any third party location where (a) any Loan Party’s principal place of business (including 1 Breakfast Creek Road, Newstead, Queensland), (b) any Loan Party’s books or records or (c) Collateral with a value in excess of $50,000 individually or with a value in excess of $100,000 in the aggregate, is located, substantially in the form of which are attached hereto as Exhibit C-1 and Exhibit C-2, as applicable (“Access Agreement”), or, if any such Access Agreement is not executed on or before the Closing Date, the Agent is satisfied (including by application of section 6.6) that the Loan Parties will use their best endeavours to execute such agreements within 30 days after the Closing Date (or such longer period approved by Agent in its absolute discretion);

(k) a legal opinion of Loan Parties’ US and Australian counsel, and Lenders Irish counsel, in favour of the Finance Parties, in form and substance satisfactory to Agent;

(l) [Intentionally Omitted];

(m) a completed perfection certificate, duly executed by each Loan Party, a form of which Agent previously delivered to Borrower (the “Perfection Certificate”);

(n) one or more Account Control Agreements (as defined below), in form and substance reasonably acceptable to Agent, duly executed by the applicable Loan Parties and the applicable depository or financial institution in favour of the Finance Parties, for each deposit and securities account (other than accounts not subject to such a requirement as set forth in Section 7.10) listed on the Perfection Certificate;

(o) a guaranty, pledge and security agreement, in form and substance satisfactory to Agent, executed by each US Loan Party guaranteeing the Term Loan and all other Obligations owing to the Lenders and pledging to Security Trustee a security interest in (a) 100% of the shares of the outstanding capital stock, of any class, of each Subsidiary (as defined below) of that Loan Party (b) any and all Indebtedness (as defined below) owing to that Loan Party from another Loan Party (which Indebtedness must be evidenced by way of a global intra-group note on or before the Closing Date) and (c) all the other assets and undertakings of that US Loan Party that constitute Collateral thereunder (the “US Guaranty, Pledge and Security Agreement”). “Subsidiary” means, with respect to a Loan Party, any entity the management of which is, directly or indirectly controlled by, or of which an aggregate of more than 50% of the outstanding voting capital stock (or other voting equity interest) is, at the time, owned or controlled, directly or indirectly by, such Loan Party or one or more Subsidiaries of such Loan Party, and, unless the context otherwise requires each reference to a Subsidiary herein shall be a reference to a Subsidiary of Parent;

(p) a Group Guaranty dated on or about the Closing Date (together with any other guaranty that purports to provide for a guaranty of the Obligation, the “Guaranty”) in favour of the Finance Parties, in each case in form and substance satisfactory to Agent, executed by each Guarantor other than the US Loan Parties (the “Group Guaranty”)

(q) a disbursement instruction letter, in form and substance satisfactory to Agent, addressed to Security Trustee and Agent, on behalf of itself and Lenders, and executed by Borrower with respect to the disbursement on the Closing Date of the proceeds of the Term Loan (the “Disbursement Letter”);

(r) evidence that the Loan Parties have no outstanding Indebtedness other than the letter of credit in favour of landlord of 1 Breakfast Creek Road, Newstead, Queensland, Australia in the amount of $50,050.00 (“Breakfast LC”), Indebtedness under this Agreement and Indebtedness owing to another Loan Party evidenced by the Global Intercompany Note (as disclosed in Schedule C);

(s) all other documents and instruments as Agent may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Agreement or may reasonably request (together with the Agreement, Note, Warrant, the Perfection Certificate, the US Guaranty, Pledge and Security Agreement, the Group Guaranty, the Australian Group Charge, the Irish Debenture, the Irish Charge the Australian Featherweight Charge, the Security Trust Deed, the Secretary’s Certificate and the Disbursement Letter, and all agreements, instruments, documents and certificates executed and/or delivered to or in favor of a Finance Party from time to time in connection with this Agreement, any of the foregoing documents, or the transactions contemplated hereby, the “Debt Documents”);

(t) Each Finance Party shall have received the fees required to be paid by Borrower, if any, in the respective amounts specified in Section 2.7(a) or otherwise, any loan security duty payable to an Australian government authority in relation to the execution of the Debt Documents and Borrower shall have reimbursed each Finance Party for all fees, costs and expenses of closing presented as of the date of this Agreement;

(u) (i) all representations and warranties in Section 5 below shall be true as of the date of the Agreement and the Closing Date; (ii) no Event of Default or any other event, which with the giving of notice or the passage of time, or both, would constitute an Event of Default (such event, a “Default”) has occurred and is continuing or will result from the making of the Term Loan, and (iii) Agent shall have received a certificate from an authorized officer of each Loan Party confirming each of the foregoing; and

(v) Agent, shall have received such other documents, agreements, instruments or information as Agent shall reasonably request.

For the purposes of the foregoing “Intellectual Property” means any intellectual property arising anywhere in the world owned or licensed by any Loan Party including any and all copyright, trademark (and goodwill associated with such trademark), servicemark (and goodwill associated with such servicemark), patent, design right, software, trade secret and intangible rights of a similar nature of a Loan Party and any applications, registrations, claims, products, awards, judgments, amendments, renewals, extensions, improvements, continuations, reissues, reexaminations or divisions and insurance claims related thereto now owned or licensed or hereafter acquired or licensed, or any claims for damages by way of any past, present or future infringement of any of the foregoing; and “Australian Excluded Assets” means any such Intellectual Property of an Australian Loan Party.

5. REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES.

Each Loan Party, jointly and severally, represents, warrants and covenants to each Finance Party, as set out in Section 5.1 to Section 5.13 (inclusive), that:

5.1. Due Organization and Authorization. Each Loan Party’s exact legal name is as set forth in the Perfection Certificate and each Loan Party is, and will remain, duly organized, existing and, for US Loan Parties, in good standing and, for other Loan Parties, registered under the laws of the State of its organization as specified in the Perfection Certificate, has its chief executive office at the location specified in the Perfection Certificate, and is, and will remain, duly qualified and licensed in every jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and licensed could not reasonably be expected to have a Material Adverse Effect (as defined below). This Agreement and the other Debt Documents have been duly authorized, executed and delivered by each Loan Party and constitute legal, valid and binding agreements enforceable in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and the time barring of claims and defences of set-off or counterclaim. The execution, delivery and performance by each Loan Party of each Debt Document executed or to be executed by it is in each case within such Loan Party’s powers. It is acknowledged and agreed that references to “Debt Documents” in the foregoing provisions of this section 5.1 and in section 5.3 are taken not to include the Warrant on the basis that corresponding representations and warranties as to the Warrant are given in by the Parent in the Warrant itself.

As used in this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on any of (a) the operations, business, assets, properties, or financial condition of the Loan Parties, taken as a whole, (b) the ability of a Loan Party to perform any of its obligations under any Debt Document to which it is a party, (c) the legality, validity or enforceability of any Debt Document, (d) the rights and remedies of any Finance Party under any Debt Document or (e) the validity, perfection or priority of any lien in favor of any Finance Party, on any of the Collateral, except, with respect to perfection, as a result of the action or failure to act on the part of any Finance Party.

5.2. Required Consents. No filing, registration, qualification with, or approval, consent or withholding of objections from, any governmental authority or instrumentality or any other entity or person is required with respect to the entry into, or performance by any Loan Party of, any of the Debt Documents, except the filing of, (i) the ASIC Forms 309 (and the ASIC Forms 350 subsequently) in respect of the Australian Group Charge and Australian Featherweight Charge and (ii) the Form C1 in the Irish Companies Registration Office in respect of the Irish Debenture, (iii) any already obtained and payment of loan security duty in an amount provided to a Finance Party under Section 4.1(t) on the Closing Date, and (iv) the UCC-1’s in respect of the US Guaranty, Pledge and Security Agreement.

5.3. No Conflicts. The entry into, and performance by each Loan Party of, the Debt Documents will not (a) violate any of the constituent or organizational documents of such Loan Party, (b) violate any material law, rule, regulation, order, award or judgment applicable to such Loan Party, or (c) result in any breach of or constitute a default under, or result in the acceleration of any obligation or creation of any lien, claim or encumbrance on any of such Loan Party’s property (except for liens in favor of the Agent and Security Trustee) pursuant to, any indenture, mortgage, deed of trust, bank loan, credit agreement, or other Material Agreement (as defined below) to which such Loan Party is a party. As used herein, “Material Agreement” shall mean (i) any agreement or contract to which such Loan Party is a party as of the Closing Date and involving the receipt or payment of amounts in the aggregate exceeding $250,000 per year, (ii) any agreement or contract to which such Loan Party becomes a party after Closing Date and involving the receipt or payment of amounts in the aggregate exceeding $375,000 per year, and (iv) any agreement or contract to which such Loan Party is a party the termination of which could reasonably be expected to have a Material Adverse Effect, but does not include any employment contract or executive services agreement. A description of all Material Agreements as of the Closing Date is set forth on Schedule C hereto.

5.4. Litigation. There are no actions, suits, proceedings or investigations pending against any Loan Party before any court, federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any basis thereof, that could reasonably be expected to have a Material Adverse Effect if adversely determined to any Loan Party, or which questions the validity of the Debt Documents, or any action to be taken pursuant to any of the foregoing, nor is any Loan Party aware, or through the exercise of reasonable diligence should be aware, of reason to believe that any such actions, suits, proceedings or investigations are threatened.

5.5. Financial Statements. All financial statements delivered to Agent and Lenders pursuant to Section 6.3 have been prepared, to the extent applicable, in accordance with GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments and, in the case of the monthly reports, as otherwise agreed by the Agent), and since the date of the most recent audited financial statement, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect. There has been no material adverse deviation from the most recent annual operating plan of Borrower delivered to Agent and Lenders in accordance with Section 6.3.

5.6. Use of Proceeds. The proceeds of the Term Loan shall be used for working capital and general corporate purposes, including capital expenditure.

5.7. Collateral. Each Loan Party is, and will remain, the sole and lawful owner, and in possession of, the Collateral (other than as permitted under Section 6.8(c)), and has the sole right and lawful authority to grant the security interest described in the Debt Documents. The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (a) liens in favor of any Finance Party, to secure the Obligations, (b) liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar liens, in each case imposed by law and arising in the ordinary course of business, and securing amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the financial statements of the applicable Loan Party in accordance with GAAP and which do not involve, in the reasonable judgment of Agent, any risk of the sale, forfeiture or loss of any of the Collateral (a “Permitted Contest”), (c) liens existing on the date hereof and set forth on Schedule C hereto, (d) liens securing Indebtedness permitted under Section 7.2(d), (e) liens securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding liens under ERISA) arising by mandatory operation of law in the ordinary course of business, (f) cash collateral or other security deposits securing in favour of a landlord, or in favour of an issuer of a letter of credit for the benefit of a landlord, the obligations under an agreement of lease of any premises entered into in the ordinary course of business not exceeding in aggregate $200,000 at any time, (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1, (h) any bankers lien or rights of set off or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries, in each case opened in the ordinary course of business and subject to an Account Control Agreement if required hereunder in a form approved by Agent, (i) liens arising from precautionary UCC filings regarding operating leases that are permitted by this Agreement, (j) licenses described in Section 7.3(d) and (e) below, (k) liens entered into with the prior written consent of Agent (acting upon the instructions of Requisite Lenders), and (l) Liens securing capital lease obligations permitted under Section 7.2(g), (all of such liens described in the foregoing clauses (a) through (l) are called “Permitted Liens”).

5.8. Compliance with Laws. Each Loan Party is and will remain in compliance in all material respects with (i) all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), (ii) all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and the USA Patriot Act, and all regulations issued pursuant to it and (iii) meeting the minimum funding requirements of the United States Employee Retirement Income Security Act of 1974 (as amended, “ERISA”) with respect to any employee benefit plans subject to ERISA. No Loan Party nor any of its Subsidiaries or joint ventures, (a) is a person or entity designated by the U.S. Government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. person or entity cannot deal with or otherwise engage in business transactions (b) is a person or entity who is otherwise the target of U.S. economic sanctions laws such that a U.S. person or entity cannot deal or otherwise engage in business transactions with such person or entity; or (c) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or the other Debt Documents would be prohibited under U.S. law. The SDN List is maintained by OFAC and is available at: http://www.ustreas.gov/offices/enforcement/ofac/sdn/; (d) is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 and (e) is engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). In addition, each Loan Party is and will remain in compliance with all other laws, statutes, ordinances, rules and regulations applicable to it except where failure to do so will not have a Material Adverse Effect.

5.9. Intellectual Property. The Intellectual Property is and will remain free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens described in clauses (b)(i) and (e) of Section 5.7. No Loan Party has nor will it enter into any other agreement or financing arrangement in which a negative pledge in such Loan Party’s Intellectual Property is granted to any other party. As of the Closing Date, no Loan Party has any interest in, or title to any Intellectual Property except as disclosed in the Perfection Certificate. Each Loan Party owns or has rights to use all Intellectual Property material to the conduct of its business as now or heretofore conducted by it or proposed to be conducted by it, without any actual or claimed infringement in any material respect upon the rights of third parties.

5.10. Solvency. Both before and after giving effect to each Term Loan, the transactions contemplated herein, and the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is and will be Solvent. As used herein, “Solvent” means, with respect to any Loan Party (other than an Australian Loan Party) on a particular date, that on such date (a) the fair value of the property of such Loan Party is greater than the total amount of liabilities, including contingent liabilities, of such Loan Party; (b) the present fair salable value of the assets of such Loan Party is not less than the amount that will be required to pay the probable liability of such Loan Party on its debts as they become absolute and matured; (c) such Loan Party does not intend to, and does not believe that it will, incur debts or liabilities beyond such Loan Party’s ability to pay as such debts and liabilities mature; (d) such Loan Party is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Loan Party’s property would constitute an unreasonably small capital; and (e) is not “insolvent” within the meaning of Section 101(32) of the United States Bankruptcy Code (11 U.S.C. § 101, et. seq), as amended from time to time, and “Solvent” means, with respect to an Australian Loan Party and an Irish Loan Party, that such Loan Party is able to pay its debts as and when they fall due. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

5.11. Taxes; Pension. All tax returns, reports and statements, including information returns, required (taking into account extensions) by any governmental authority to be filed by each Loan Party and its Subsidiaries have been filed with the appropriate governmental authority and all taxes, levies, assessments and similar charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding taxes, levies, assessments and similar charges or other amounts which are immaterial (having regard to the agency imposing them, de minimus quantum and consequences of late payment) or which are the subject of a Permitted Contest and the details of that non-compliance have been disclosed to the Agent or except if the non compliance has been disclosed in writing to Agent prior to the Closing Date and provided such taxes are paid within 30 days after the Closing Date (or such longer period approved by Agent in its absolute discretion). Proper and accurate amounts have been withheld by each Loan Party from its respective employees for all periods in compliance with applicable laws and such withholdings have been timely paid to the respective governmental authorities. Each Loan Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Loan Party has withdrawn from participation in, or has permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of a Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental authority.

5.12. No Trustee. None of the Loan Parties, other than Peplin Research Pty Ltd (“Peplin Research”), are trustees of any trust;

5.13. Full Disclosure Loan Parties hereby confirm that all of the information disclosed on the Perfection Certificate is true, correct and complete as of the date of this Agreement. No representation, warranty or other statement made by or on behalf of a Loan Party contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made, it being recognized by Agent and Lenders that the projections and forecasts provided by Loan Parties in good faith and based upon reasonable and stated assumptions at the time of delivery thereof and are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

Peplin Research acting in its capacity as trustee of the Peplin Trust, represents, warrants and covenants to each Finance Party, as set out in Section 5.14 to Section 5.31 (inclusive), that:

5.14. Proper Administration. Peplin Research hereby confirms that it enters into this Agreement and the other Debt Documents as part of the proper administration of the Peplin Trust and for the benefit of the beneficiaries of the Peplin Trust.

5.15 No Default. Peplin Research is not in default under the Trust Deed.

5.16 Internal Management. All acts of internal management of the Peplin Trust in respect this Agreement and the other Debt Documents to which Peplin Research is a party and the assumption by Peplin Research of liability for the performance of its obligations under this Agreement and the other Debt Documents to which Peplin Research is a party have been duly performed and all consents, authorizations and approvals required are in full force and effect.

5.17 Terms Of Peplin Trust. The Trust Deed comprises all the terms relevant to the relationship of trustee and beneficiary between Peplin Research as trustee and the beneficiaries of the Peplin Trust, and constitutes legal, valid and binding obligations enforceable in accordance with its terms and neither the Trust Deed nor any part of it is void, voidable or otherwise unenforceable.

5.18 True Copy. The copy of the Trust Deed delivered to the Lenders on or before the date of this agreement is a true and up to date copy of the Trust Deed and there is no other document governing the Peplin Trust.

5.19 Legal Owner. Peplin Research is the sole trustee and legal owner of the Trust Property (“Trust Property” means all the present and future undertaking, assets and rights of Peplin Research as trustee of the Peplin Trust including but not limited to all real and personal property, choses in action and goodwill). Peplin Research will be the sole trustee and legal owner of any property it acquires as Trust Property. No person other than Peplin Research and the beneficiaries of the Peplin Trust holds or is entitled to hold an interest in the Trust Property other than under a Permitted Lien, and all the Trust Property is held by Peplin Research;

5.20 No Conflict. Entering into this Agreement and the other Debt Documents to which Peplin Research is a Party does not constitute a conflict of interest or duty on the part of Peplin Research in its capacity as trustee of the Peplin Trust or any officers of Peplin Research or a breach of the Trust Deed.

5.21 Indemnity Against Trust Property: All rights of indemnity and any equitable lien or other encumbrance which Peplin Research in its capacity as trustee of the Peplin Trust, now or in the future has against or over the Trust Property or against the beneficiaries of the Peplin Trust (i) have not been and will not be excluded, modified, waived released, lost, diminished or rendered unenforceable, void or voidable, by any agreement, act or omission of Peplin Research except as a result of any breach of trust; and (ii) have priority over the rights of the beneficiaries of the Peplin Trust.

5.22 No Present Entitlement. No beneficiary under the Peplin Trust is presently entitled to the distribution of any of the capital of the Trust Property.

5.23 Register Of Beneficiaries: The register of beneficiaries is correct and up to date and contains all details required by the Trust Deed.

5.24 Register Of Trust Property: The register of Trust Property is correct and up to date and contains all details required by the Trust Deed.

5.25 Business Of The Peplin Trust. The only business of the Peplin Trust is to own and hold and own all patents related to Euphorbia Peplus and to licence related intellectual property to Peplin Ireland Limited;

5.26 Vesting Date Of Peplin Trust. The Peplin Trust vests on the date 79 years after the date of the Trust Deed;

5.27 Possession Of Trust Property. No beneficiary is in possession of or controls, nor has any right to possess or control, any Trust Property.

5.28 Control Of Peplin Trust. In the exercise of any power, Peplin Research is not required to follow or seek the instructions of any beneficiary of the Peplin Trust or any other person.

5.29 Government Agency Order: No order has been made by any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity (“Government Agency”) which detrimentally affects any Trust Property or which appoints a receiver.

5.30 No Termination Of Peplin Trust: No resolution has been passed or direction been given by the beneficiaries for the winding up or termination of the Peplin Trust or distribution of the Trust Property; and

5.31 No Removal Of Trustee. No resolution has been passed or direction or notice been given removing the Peplin Research as trustee of the Peplin Trust.

6. AFFIRMATIVE COVENANTS.

6.1. Good Standing. Each Loan Party shall maintain its and each of its Subsidiaries’ existence and, for US Loan Parties, good standing and, for other Loan Parties, registration in its jurisdiction of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, in full force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2. Notice to Agent. Loan Parties shall provide Agent with (a) promptly (and in any event within ten (10) Business Days after the last day of each calendar quarter), an updated Perfection Certificate noting any changes since it was last updated (including but not limited to any new applications or registrations that a Loan Party has made or filed in respect of any Intellectual Property or a change in status of any outstanding application or registration), (b) notice of any change in the accuracy of any of the representations and warranties provided in Section 5 above, promptly (but in any event within three (3) Business Days) after the date on which any officer of a Loan Party becomes aware, or through the exercise of reasonable diligence should have become aware, of any such change, (c) notice of the occurrence of any Default or Event of Default, promptly (but in any event within 3 days) after the date on which any officer of a Loan Party obtains knowledge of the occurrence of any such event, (d) copies of all statements, reports and notices made available generally by Parent to its securityholders and all documents filed with the Securities and Exchange Commission (“SEC”), the Australian Securities and Investment Commission (“ASIC”) or any securities exchange or governmental authority, or the ASX exercising a similar function, promptly (other than those provided pursuant to Section 6.3 hereof), but in any event within 3 days of delivering or receiving such information to or from such persons, (e) a report of any legal actions pending or threatened against a Loan Party or any Subsidiary that could result in damages or costs to a Loan Party or any Subsidiary of $100,000 or more promptly, but in any event within three (3) Business Days after the date it becomes aware, or through the exercise of due diligence should have become aware thereof, (f) notice of all statements, reports and notices delivered to or by a Loan Party in connection with any Material Agreement and copies of such statements, reports and notices upon the request of the Agent.

6.3. Financial Statements. If Parent is an unlisted company (other than on the ASX) or privately held company (or both), it shall deliver to Agent and Lenders (a) unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements within 30 days of each month end, in a form reasonably acceptable to Agent and certified by Parent’s president, chief executive officer or chief financial officer, and (b) its complete annual audited consolidated and, if available, consolidating financial statements prepared under GAAP and certified by an independent certified public accountant selected by Parent and satisfactory to Agent (acting reasonably) within 120 days of the fiscal year end or, if sooner, at such time as Parent’s Board of Directors approves the certified audit. If Parent is a publicly listed company (other than on the ASX) or a publicly held company (or both), it shall deliver to Agent and Lenders quarterly unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements for the first three (3) quarters of each fiscal year and annual audited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements, in the case of the annual financial statements certified by a recognized firm of certified public accountants, within 5 days after the statements are required to be provided to the ASX or SEC (as applicable), and if Agent requests, Parent shall deliver to Agent and Lenders monthly unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements within 30 days after the end of each month. The Parent may, following its listing on NASDAQ, satisfy its obligation in the foregoing sentence to provide quarterly and annual financial statements by delivery to the Agent of a copy of the 10Q and 10K statements that it files with the SEC for the relevant period. All such statements are to be prepared using

GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments and, in the case of the monthly reports, except to the extent agreed by Agent) and, if Parent is a publicly listed company or a publicly held company (or both), are to be in compliance with applicable ASX or SEC requirements. All financial statements delivered pursuant to this Section 6.3 shall be accompanied by a compliance certificate, signed by the chief financial officer of Parent, in the form attached hereto as Exhibit D. Parent shall deliver to Agent and Lenders (i) as soon as available and in any event not later than 30 days after the end of each calendar year of Parent, an annual operating plan for Parent, on a consolidated and, if available, consolidating basis, approved by the Board of Directors of Parent, for the current annual year, in form and substance reasonably satisfactory to Agent and (ii) such budgets, sales projections, or other financial information as Agent or any Lender may reasonably request from time to time generally prepared by Borrower in the ordinary course of business.

6.4. Insurance. Borrower, at its expense, shall maintain, and shall cause each other Loan Party to maintain, insurance (including, without limitation, comprehensive general liability and hazard insurance) with respect to all of its properties and businesses (including, the Collateral), in such amounts and covering such risks as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event with deductible amounts, insurers and policies that shall be reasonably acceptable to Agent. Borrower shall deliver to Agent certificates of insurance evidencing such coverage, together with endorsements to such policies naming Agent as a lender loss payee or additional insured, as appropriate, in form and substance satisfactory to Agent. Each policy shall provide that coverage may not be canceled or altered by the insurer except upon 30 days prior written notice to Agent and shall not be subject to co-insurance. Borrower appoints Agent as its attorney-in-fact to make, settle and adjust all claims under and decisions with respect to Borrower’s policies of insurance, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Agent shall not act as Borrower’s attorney-in-fact unless an Event of Default has occurred and is continuing. The appointment of Agent as Borrower’s attorney in fact is a power coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full. In the event (a) a Default subsists, or (b) the proceeds of insurance exceed $200,000 from one or more related claims, then all the proceeds of insurance shall be applied, at the option of Agent, to repair or replace the Collateral or to reduce any of the Obligations.

6.5. Taxes. Borrower shall, and shall cause each other Subsidiary to, timely file all tax reports (taking into account extensions) and pay and discharge all taxes (including Australian Interest Withholding Tax), assessments and governmental charges or levies imposed upon it, or its income or profits or upon its properties or any part thereof, before the same shall be in default and before the date on which penalties attach thereto, except to the extent such taxes, assessments and governmental charges or levies are the subject of a Permitted Contest or are immaterial (having regard to the agency imposing them, de minimus quantum and consequences of late payment). The Borrower undertakes to pay outstanding taxes disclosed to the Agent prior to Closing Date, within 30 days after the Closing Date (or such longer period approved by Agent in its absolute discretion).

6.6. Agreement with Landlord/Bailee. Each Loan Party shall use its best endeavours to obtain as soon as possible and maintain such Access Agreement(s) with respect to any real property on which (a) a Loan Party’s principal place of business, (b) a Loan Party’s books or records or (c) Collateral with a value in excess of $50,000 in each individual location or with an aggregate value in excess of $100,000 is located (other than real property owned by such Loan Party) as Agent or Security Trustee may require, and including any Access Agreements not executed on or before the Closing Date (pursuant to Section 4.1(j)) and provided however Borrower shall use commercially reasonable efforts to deliver on or before the date that is 30 days after the Closing Date, a bailee letter reasonably acceptable to Agent from DPT Laboratories Ltd.

6.7. Protection of Intellectual Property. Each Loan Party shall take all necessary actions to: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property to the extent material to the conduct of its business now or heretofore conducted by it or proposed to be conducted by it, (b) promptly as practicable (but in any event within three (3) Business Days) advise Agent in writing of material infringements of its Intellectual Property and, should the Intellectual Property be material to the business of the Loan Parties, taken as a whole, shall promptly take all necessary actions to stop such infringement, misappropriation or dilution, including but not limited to, the initiation of a suit for injunctive relief and to recover damages (c) not allow any Intellectual Property material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent, and (d) notify Agent promptly, but in any event within three (3) Business Days, if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) material to its business may become abandoned or dedicated, or if any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Loan Party’s ownership of any Intellectual Property material to its business, its right to register the same, or to keep and maintain the same. Each Loan Party shall remain liable under each of its Intellectual Property licenses pursuant to which it is a licensee (“Licenses”) to observe and perform all of the conditions and obligations to be observed and performed by it thereunder. None of any Finance Party shall have any obligation or liability under any such License by reason of or arising out of this Agreement or the Debt Documents, the granting of a lien, if any, in such License or the receipt by Agent (on behalf of itself and Lenders) of any payment relating to any such License. None of Agent or any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Loan Party under or pursuant to any License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or which it may be entitled at any time or times. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prevent any Loan Party from disposing or, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or to be put into the public domain any of its Intellectual Property is such Loan Party demonstrates to the reasonable satisfaction of the Agent that such part of the Intellectual Property is not necessary for the conduct of its business.

6.8. Special Collateral Covenants.

(a) Each Loan Party shall remain in possession of its respective Collateral solely at the location(s) specified on the Perfection Certificate (other than Collateral not valued in excess of $50,000 in the aggregate, out for maintenance, repair or in-transit between the locations specified on the Perfection Certificate); except that any Finance Party, shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, (ii) any other Collateral in which Finance Party’s security interest may be perfected only by possession and (iii) any Collateral after the occurrence of an Event of Default in accordance with this Agreement and the other Debt Documents. As frequently as Finance Party reasonably determines to be appropriate and at times that do not contravene the GMP and other environmental regulations that restrict access to certain operational premises of the Loan Parties during certain phases of operations, Finance Party may inspect any of the Collateral and make copies of any Loan Party’s books and records during normal business hours, and in the absence of a Default, after giving Borrower reasonable prior notice. So long as no Default shall have occurred and be continuing, the Loan Parties shall not be obligated to reimburse the Finance Parties for more than two (2) such visits or inspections during each calendar year. If Finance Party asks, each Loan Party will promptly notify Finance Party in writing of the location of any Collateral.

(b) Each Loan Party shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral necessary for the conduct of its business in good operating order and repair, normal wear and tear excepted, and (iii) use and maintain the Collateral only in compliance with manufacturers’ recommendations and all applicable laws.

(c) Finance Parties do not authorize and each Loan Party agrees it shall not (i) part with possession of any of the Collateral (except to Finance Party, for maintenance, repair, in-transit between locations specified on a Perfection Certificate or for a Permitted Disposition), or (ii) remove any of the Collateral from the continent at which it is on, unless consented to by Agent.

(d) Each Loan Party shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. During the occurrence and continuation of a Default or an Event of Default, Finance Party may at its option, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Each Loan Party agrees to reimburse Finance Party, on demand, all costs and expenses incurred by Finance Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Obligations.

(e) Each Loan Party shall, at all times, keep records of the Collateral that are accurate and complete in all material respects.

(f) Each Loan Party agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Security Trustee (on behalf of itself and Lenders). Security Trustee may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, Security Trustee (on behalf of itself and Lenders).

(g) Peplin Ireland Limited hereby gives notice to Peplin Research Pty Limited that pursuant to the Irish Debenture Peplin Ireland Limited has assigned to the Security Trustee all its rights, title and interest in the Peplin Ireland Licence (as defined below) for the purpose of securing the Obligations (as defined herein). Peplin Research Pty Limited hereby consents to the creation of the assignments as required by clause 16.8(a) of the Peplin Ireland Licence.

(h) The Loan Parties shall ensure that Peplin, Inc., does not and must not itself, own any Intellectual Property.

6.9. Further Assurances. Each Loan Party shall, upon the reasonable request of Agent or Security Trustee, furnish to the Agent or Security Trustee such further information, execute and deliver to the Agent or Security Trustee such documents and instruments (including, without limitation, ASIC forms and UCC financing statements) and shall do such other acts and things as Agent or Security Trustee may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement and the other Debt Documents.

7. NEGATIVE COVENANTS

7.1. Liens. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, create, incur, assume or permit to exist any lien, security interest, claim or encumbrance or grant any negative pledges on any Collateral any Intellectual Property or any other asset or undertaking of a Loan Party or a Subsidiary of it (including, in the case of Peplin Research, a subsidiary of the Peplin Trust), except Permitted Liens.

7.2. Indebtedness. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume, permit to exist, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (as hereinafter defined), except for (a) the Obligations, (b) Indebtedness existing on the date hereof and set forth on Schedule C to this Agreement, (c) the incurrence of any Indebtedness by a Loan Party to any other Loan Party, provided that (i) the Loan Party and any such other Loan Party shall have executed and delivered to the other, as applicable, a demand note (each, a “Global Intercompany Note”) to evidence such intercompany loans or advances owing at any time by such Loan Parties, which Global Intercompany Note shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to the Finance Parties pursuant to the US Guaranty, Pledge and Security Agreement and other Debt Documents as additional Collateral for the Obligations, and (ii) no Default would occur both before and after giving effect to any such Indebtedness (d) the Breakfast LC, as it may be increased from time to time as required by the relevant lease agreement provided that its face amount, when aggregated with any other letter of credit in favour of such a landlord, does not exceed $200,000 (or such other amount approved by the Agent, acting reasonably), (e) any hedging obligation under a foreign currency swap not exceeding the principal amount of the Term Loan at any time entered into with a counterparty acceptable to the Agent (acting reasonably) and provided such obligation is and remains at all times unsecured, unless the Agent (acting upon the instructions of the Requisite Lenders) otherwise approves in writing, (f) a guarantee loan by a Loan Party of any permitted Indebtedness of another Loan Party provided it is evidenced by the Global Intercompany Note, (g) Indebtedness (if any) constituted by the Allergan Settlement Agreement dated 7 October 2004 between Allergan Sales LLC and Peplin Operations Pty Ltd (as amended from time to time with the approval of the Agent, acting reasonably) provided that the aggregate contingent liabilities of the Loan Parties thereunder does not exceed $4,000,000 at any time, (h) guaranteed credit cards issued in the ordinary course of business to executives and employees up to the aggregate amount of $500,000, (i) Indebtedness approved in writing by the Agent (acting upon the instructions of the Requisite Lenders), and (g) capital lease obligations of such persons provided that their aggregate value does not exceed $750,000 in aggregate at any time. The term “Indebtedness” shall mean, with respect to any person, at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such person to pay the deferred purchase price of property or services, but excluding obligations to trade creditors incurred in the ordinary course of business and not past due by more than 90 days, (iv) all capital lease obligations of such person, (v) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (vi) all obligations of such person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (vii) all contingent or non-contingent obligations of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (viii) all equity securities of such person subject to repurchase or redemption otherwise than at the sole option of such person, (ix) all “earnouts” and similar payment obligations of such person, (x) all indebtedness secured by a lien on any asset of such person, whether or not such indebtedness is otherwise an obligation of such person, (xi) all obligations of such person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (xii) all obligations or liabilities of others guaranteed by such person.

7.3. Dispositions. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, convey, sell, rent, lease, sublease, mortgage, license, transfer or otherwise dispose of (collectively, “Transfer”) any of the Collateral (including the Trust Property) or any Intellectual Property, except for the following (collectively, “Permitted Dispositions”): (a) sales of Inventory in the ordinary course of business, (b) the intercompany license agreement dated as of 29 June 2007, by and between Peplin Ireland Limited and Peplin Research Pty Ltd (“Peplin Ireland Licence”) (c) any dispositions by a Loan Party or any of its Subsidiaries of tangible assets for cash and fair value that are no longer used or useful in the business of such Loan Party or such Subsidiary so long as (i) no Default exists at the time of such disposition or would be caused after giving effect thereto and (ii) the fair market value of all such assets disposed of does not exceed $50,000 since the Closing Date, (d) non-exclusive licenses for the use of any Loan Party’s Intellectual Property in the ordinary course of business (including a grant of such licence to another Loan Party), (e) exclusive licenses for the use of any Loan Party or its Subsidiary’s Intellectual Property in the ordinary course of business, so long as, with respect to each such exclusive license, (i) no Default exists at the time of such Transfer, (ii) the license constitutes an arms-length transaction made in connection with a bona fide corporate collaboration in the ordinary course of business and the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property, (iii) Borrower delivers within 15 days after execution written notice and a brief summary of the terms of the license to Agent, (iv) Borrower delivers to Agent copies of the final executed licensing documents in connection with the license promptly (but in any event within fifteen (15) days) upon consummation of the license, and (v) all royalties, milestone payments or other proceeds arising from the licensing agreement are paid to a deposit account that is governed by an Account Control Agreement, and (f) dispositions of equipment in accordance with that certain Development and Clinical Supply Agreement between Parent and DPT Laboratories, Ltd., dated 23 October 2007.

7.4. Change in Name, Location or Executive Office; Change in Business; Change in Fiscal Year. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) change its name or its jurisdiction of incorporation or organization, (b) relocate its chief executive office without 30 days prior written notification to Agent, (c) engage in any business other than or reasonably related or incidental to the businesses currently engaged in by such Loan Party or Subsidiary, (d) cease to conduct business substantially in the manner conducted by such Loan Party or Subsidiary as of the date of this Agreement or (e) change its fiscal year end, except on at least thirty (30) days prior written notice to Agent.

7.5. Mergers or Acquisitions. No Loan Party shall merge or consolidate, and no Loan Party shall permit any of its Subsidiaries (including the Trust Property) to merge or consolidate, with or into any other person or entity (other than mergers of a Subsidiary (other than Borrower) into Borrower or other Loan Party in which Borrower or other Loan Party is the surviving entity) or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another person or entity, without the consent of Agent, such consent not to be unreasonably withheld. A Loan Party is required to notify Agent of all proposed mergers or consolidations, whether between Loan Parties or otherwise. Agent acknowledges that Borrower has given notice of the proposed merger of Peplin Operations USA, Inc. with and into the Parent or alternatively the restructure of Peplin Operations USA, Inc. as a wholly-owned subsidiary of the Parent, and that the proposed merger or restructure is expected to occur within 180 days of the Closing Date.

7.6. Restricted Payments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) declare or pay any dividends or make any other distribution or payment on account of or redeem, retire, defease or purchase any capital stock (other than the payment of dividends, distributions and other payments of a similar nature to Borrower or any other Loan Party from its Subsidiary), (b) make any payment in respect of management fees or consulting fees (or similar fees) to any equityholder or other affiliate of Borrower or other Loan Party other than arm’s length payments to individuals under consultant agreements disclosed prior to Closing Date and any payment of reasonable legal fees and other customary fees of MPM Bio Ventures IV LLC and its affiliates and any investor in connection with private placement of the Parent, (c) be a party to or bound by an agreement that restricts a Loan Party from paying dividends or otherwise distributing property to Borrower or Parent, (d) make any payments on account of intercompany Indebtedness permitted under Section 7.2 (except in accordance with the terms of the applicable Global Intercompany Note then in effect with respect to such intercompany Indebtedness) or (e) pay any fee or similar amount to Peplin Ireland Limited for entering into the Group Guaranty or other Debt Document (collectively, the “Restricted Payments”), other than (i) Restricted Payments to Parent (provided the Parent is a Guarantor) to pay customary directors fees at an arms length remuneration, and indemnification obligations owing to directors of Parent; (ii) Restricted Payments to Parent (provided the Parent is a Guarantor) in an amount necessary to permit Parent to pay reasonable and necessary fees and general administrative costs and expenses required by Parent to maintain its corporate existence; (iii) Restricted Payments to Parent (provided the Parent is a Guarantor) in an amount necessary to pay all costs or fees imposed under the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, Corporations Act (Cth), ASX listing rules or any other federal or state securities laws or listing regulations in United States of America or Australia and, in each case under clauses (i), (ii) and (iii) the use of such Restricted Payments by Parent to make Restricted Payments for such purposes; (iv) state franchise taxes and other similar licensing expenses incurred in the ordinary course of business; and (v) Restricted Payments in the case of a pass through entity to allow any taxes payable by its parent (provided that its parent is a Loan Party).

7.7. Investments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly (a) acquire or own, or make any loan, advance or capital contribution (an “Investment”) in or to any person or entity (other than another Loan Party), (b) acquire or create any Subsidiary, or (c) engage in any joint venture or partnership with any other person or entity, other than: (i) Investments existing on the date hereof and set forth on Schedule C to this Agreement, (ii) Investments in cash and Cash Equivalents (as defined below), (iii) loans or advances to employees of Borrower or any other Loan Party to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted, provided that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (iii) shall not exceed $25,000 at any time, (iv) extensions of credit by any Loan Party to any other Loan Party, if such extensions of credit are evidenced by the Global Intercompany Note; (v) mergers of Loan Parties as permitted hereunder (collectively, the “Permitted Investments”). The term “Cash Equivalents” means (a) any bonds, debentures, stock, treasury bills, notes and any other readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by either of the United States federal government, the Commonwealth of Australia or any government of any State or Territory of the Commonwealth of Australia or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) deposits, certificates of deposit and any other readily-marketable direct obligations issued by an entity which has, or guaranteed by an entity which has a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any entity organized under the laws of any state of the United States or any State or Territory of the Commonwealth of Australia, (d) any U.S. dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) Agent or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000, (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days, and (f) any other investment approved by Agent.

7.8. Transactions with Affiliates. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction with any Affiliate (as defined below) of a Loan Party or any Subsidiary of a Loan Party except for transactions that are in the ordinary course of such Loan Party’s or such Subsidiary’s business, upon fair and reasonable terms that are no more favorable to such Affiliate than would be obtained in an arm’s length transaction. As used herein, “Affiliate” shall mean, with respect to a Loan Party or any Subsidiary of a Loan Party, (a) each person that, directly or indirectly, owns or controls 5% or more of the stock or membership interests having ordinary voting power in the election of directors or managers of such Loan Party or such Subsidiary, and (b) each person that controls, is controlled by or is under common control with such Loan Party or such Subsidiary.

7.9. Compliance. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) fail to comply with the laws and regulations described in clauses (a) through and including (d) of Section 5.8 herein, (b) use any portion of the Term Loans to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) or (c) fail to comply in any material respect with, or violate in any material respect any other law or regulation applicable to it.

7.10. Deposit Accounts and Securities Accounts. Other than with respect to deposit accounts used solely to fund payroll, withholding taxes, or payroll taxes or any deposit accounts which are zero balance accounts or controlled disbursement accounts, no Loan Party shall directly or indirectly maintain or establish any deposit account or securities account, unless Agent or Security Trustee, the applicable Loan Party or Loan Parties and the depository institution or securities intermediary at which the account is or will be maintained enter into a deposit account control agreement or securities account control agreement, as the case may be, in form and substance reasonably satisfactory to Agent or Security Trustee (an “Account Control Agreement”) (which agreement shall provide that such depository institution or securities intermediary shall comply with all instructions of Agent or Security Trustee without further consent of such Loan Party or Loan Parties, as applicable, including, without limitation, an instruction by Agent or Security Trustee to follow a notice of exclusive control or similar notice (such notice, a “Notice of Exclusive Control”)), prior to or concurrently with the establishment of such deposit account or securities account (or in the case of any such deposit account or securities account maintained as of the date hereof, prior to or concurrently with the entering into this Agreement). Agent or Security Trustee may give a Notice of Exclusive Control with respect to any deposit account or securities account at any time at which an Event of Default has occurred and is continuing. In addition, if the Agent waives the requirements of Section 4.1(n), in respect of any required Account Control Agreement, as a condition precedent to the provision of the Term Loan on the Closing Date, the Borrower must ensure that such Account Control Agreement is executed within 30 days after the Closing Date (or such longer period approved by Agent in its absolute discretion).

7.11. Amendments to Other Agreements. No Loan Party shall (a) amend, modify or waive any provision of any Material Agreement (unless the net effect of such amendment, modification or waiver is not adverse to any Loan Party or Finance Party) or (b) amend or modify its constituent documents in each case, without the prior written consent of Agent and the Requisite Lenders which shall not be unreasonably withheld or delayed.

7.12 Undertakings Regarding The Peplin Trust. Peplin Research must not, without the prior written consent of the Agent, (a) resign as trustee of the Peplin Trust or cause or permit any other person to become an additional trustee of the trust; (b) vest, distribute or advance any capital of the Peplin Trust to a beneficiary under the Peplin Trust or resettle any of the Trust Property; (c) unless required by law, vary, add to or delete any term of the Trust Deed; (d) acquire any Trust Property other than in the name of Peplin Research; (e) permit any of the beneficiaries of the Peplin Trust or any other person to use, occupy, enjoy or possess any of the Trust Property or original, duplicate or counterpart certificate or document of title or relinquish management powers which might entitle any beneficiary to possession; (f) do, or fail to do, anything in breach of the terms of the Trust Deed; (g) exercise any power to change the vesting date of the Peplin Trust or allow the early determination of the Peplin Trust; (h) incur any financial indebtedness as Trustee other than in the ordinary course of the ordinary business of the Peplin Trust; (i) lend any money being part of the Trust Property to any beneficiary of the Peplin Trust or to any other person; (j) give any Guarantee as Trustee other than the Group Guaranty; (k) if a beneficiary of the Peplin Trust is able to transfer units or other interests in the Peplin Trust, register or permit the registration of a new beneficiary of the Peplin Trust or a transfer of interests in the Peplin Trust to an existing beneficiary; (l) blend or mix the Trust Property with any other property; (m) delegate any powers conferred upon it by law or under the Trust Deed; (n) allow any redemption or cancellation or repurchase of any units in the Peplin Trust; (o) enter into any partnership, joint venture, joint ownership, common enterprise or profit sharing arrangement or similar arrangement; (p) do anything, or omit to do anything, where the doing or the omission to do may have the effect of releasing, waiving, harming or impairing any encumbrance granted by or created under this Agreement or the Trustee’s Indemnity (“Trustee’s Indemnity” means the present and future interest of Peplin Research as trustee in respect of (i) its administration of the Peplin Trust, (ii) its right of indemnity from the Trust Property and any beneficiary of the Peplin Trust, and (iii) any equitable liens and other encumbrances granted to it securing any present or future interest of Peplin Research in respect of the Peplin Trust, the Trust Property or the beneficiaries of the Peplin Trust, and all moneys paid or payable under or in respect of any such right, title and interest); (q) propose or effect any increase in Peplin Research’s remuneration as Trustee; (r) do anything which changes or would change the application of the laws relating to income tax to the Peplin Trust; (s) do anything which detrimentally affects the Trustee’s Indemnity; (t) create, or apply any capital of the Peplin Trust to, any sub trust of the Peplin Trust or any other trust (a sub trust includes any trust in which Peplin Research hold the beneficial interest as trustee of the Peplin Trust); (u) compromise any claim against the Peplin Trust other than in the ordinary course of the ordinary business of the Peplin Trust; (v) cause or permit or suffer any other person to do any of the things described in this Section 7.12.

8. DEFAULT AND REMEDIES.

8.1. Events of Default. Loan Parties shall be in default under this Agreement and each of the other Debt Documents if (each of the following, an “Event of Default”):

(a) Borrower shall fail to pay (i) any principal when due, (ii) any interest, fees or other Obligations (other than as specified in clause (i) within a period of 3 days after the due date thereof (other than on the Applicable Term Loan Maturity Date)), or (iii) fails to pay or reimburse Finance Parties for any expense reimbursable hereunder or under any other Debt Document within ten (10) Business Days following the Finance Party’s demand in accordance with the terms and conditions of this Agreement or that other Debt Document for such reimbursement or payment of expenses;

(b) any Loan Party breaches any of its obligations under Section 2.3(g), Section 6.1 (solely as it relates to maintaining its existence), Section 6.2, Section 6.3, Section 6.4, or Article 7;

(c) any Loan Party breaches any of its other obligations under any of the Debt Documents and fails to cure such breach within 30 days after the earlier of (i) the date on which an officer of such Loan Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such failure and (ii) the date on which notice shall have been given to Borrower from Finance Party;

(d) any warranty, representation or statement made or deemed made by or on behalf of any Loan Party in any of the Debt Documents or otherwise in connection with any of the Obligations shall be false or misleading in any material respect as of the date made or deemed made;

(e) (i) any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against any Loan Party or any of the Collateral, which in the good faith judgment of Agent subjects any of the Collateral (other than Collateral not exceeding $50,000 in value) to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk; or (ii) any distress, attachment, execution or other process of a Government Agency in an amount exceeding $50,000 is issued against, levied or enforced upon any Trust Property or any of the assets of any Loan Party and is not set aside or satisfied within 7 days;

(f) one or more money judgments, orders or decrees shall be rendered against any Loan Party or any Subsidiary of a Loan Party that exceeds by more than $100,000 any insurance coverage applicable thereto (to the extent the relevant insurer has been notified of such claim and has not denied coverage therefor) and either (i) enforcement proceedings shall have been entered or filed against a Loan Party by any creditor upon any such judgment, order or decree or (ii) such judgment, order or decree shall not have been vacated or discharged for a period of 10 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof;

(g) (i) any Loan Party or any Subsidiary of a Loan Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Loan Party or any Subsidiary of a Loan Party seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, Irish law examiner, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Loan Party or such Subsidiary, either such proceedings shall remain undismissed or unstayed for a period of 45 days or more or an order granting the relief sought in such case or proceeding shall be granted by a court of competent jurisdiction, (iii) an Event of Insolvency (as defined below) occurs or (iii) any Loan Party or any Subsidiary of a Loan Party shall take any corporate or similar action or any other action to authorize any action described in clause (i), (ii) or (iii) above. “Event of Insolvency” means, in respect of a corporation any of the following events (i) the corporation is dissolved (whether pursuant to Chapter 5A of the Corporations Act 2001 (Cth) (“Corporations Act”) or otherwise), (ii) a Controller (“Controller” has the meaning as defined in section 9 of the Corporations Act), liquidator, provisional liquidator, voluntary administrator or administrator is appointed in respect of the corporation or any of its assets; (iii)

other than for the purposes of a solvent reconstruction, merger or amalgamation which has the prior written consent of the Lenders, an application is made to a court, a meeting is convened or a resolution is passed for the corporation to be wound up or dissolved or for the appointment of a Controller, liquidator, provisional liquidator, voluntary administrator or administrator to the corporation or any of its assets and such application is not withdrawn or dismissed within 10 business days, (iv) except for the purpose of a solvent reconstruction, merger or amalgamation which has the prior written consent of the Lender, the corporation (a) resolves to enter into, or enters into, a scheme of arrangement, a deed of company arrangement or composition with its creditors or an assignment for their benefit, (b) proposes or is subject to a moratorium of its debts; or (c) takes proceedings or actions similar to those mentioned in this paragraph as a result of which the corporation’s assets are, or are proposed to be, submitted to the control of its creditors, (v) the corporation seeks or obtains protection from its creditors under any statute or any other law; (vi) the corporation is unable to pay all of its debts as and when they become due and payable, (vii) any attachment, distress, execution or other process is made or levied against any asset of the corporation in an amount in excess of $50,000 and is not withdrawn, stayed or dismissed within 10 business days or Agent is satisfied that it is being contested in good faith by appropriate proceedings and there are reasonable prospects of success; (viii) the corporation ceases to carry on all or a substantial part of its business (or threatens to do so); or (ix) an event occurs in relation to the corporation which is analogous to anything referred to above or which has a substantially similar effect;

(h) an event or development occurs which could reasonably be expected to have a Material Adverse Effect;

(i) (i) any provision other than an immaterial provision of any Debt Document shall fail to be valid and binding on, or enforceable against, a Loan Party party thereto or (ii) any Debt Document purporting to grant a security interest to secure any Obligation shall fail to create a valid and enforceable security interest on any Collateral purported to be covered thereby or such security interest shall fail or cease to be a perfected lien with the priority required in the relevant Debt Document or any Loan Party shall state in writing that any of the events described in clause (i) or (ii) above shall have occurred;

(j) (i) any Loan Party or any Subsidiary of a Loan Party defaults under any Material Agreement (after any applicable grace period contained therein), (ii) (A) any Loan Party or any Subsidiary of a Loan Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Loan Party or such Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $200,000 (“Material Indebtedness”), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (iii) Borrower or any other Loan Party defaults under any obligation for payments due under any lease agreement in excess of $100,000; or

(k) (i) other than in connection with a Qualifying IPO (as used herein, “Qualifying IPO” means an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8 (or any successor form)) of the common capital stock of the Parent with respect to which the Parent receives net cash proceeds of not less than $40,000,000 pursuant to an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Securities Act of 1933 (as amended from time to time, and the rules and regulations promulgated thereunder). (a) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) of more than forty percent (40%) of the voting power of the voting stock of Parent by way of merger or consolidation or otherwise, and (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election by the board of directors of Parent or whose nomination for election by the stockholders of Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, (ii) Borrower or Parent ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding voting capital stock (or other voting equity interest) of each of its Subsidiaries of the Borrower, or (iii) Parent ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding voting capital stock (or other voting equity interest) of each of its Subsidiaries.

(l) any Encumbrance (defined below) is or becomes enforceable against any Trust Property or other Collateral or any asset of any Loan Party. “Encumbrance” means an interest or power (i) reserved in or over an interest in any asset including, but not limited to, any retention of title; or (ii) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power; by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above.

(m) Peplin Research ceases to be the sole trustee of the Peplin Trust or the Trust Deed is amended without the prior written consent of the Agent which consent must not be unreasonably withheld.

(n) when any of the following events occurs: (i) when a resolution is passed or a direction is given by the beneficiaries of the Peplin Trust for the winding-up or termination of the Peplin Trust, (ii) when all of the beneficiaries of the Peplin Trust give a direction to Peplin Research as trustee of the Peplin Trust to distribute the assets of the Peplin Trust, (iii) upon the termination of the Peplin Trust, whether under the Trust Deed or by expiration of time or otherwise; (iv) when an order is made requiring distribution of any Trust assets to any person or appointing a receiver in respect of the Peplin Trust; (v) when Peplin Research as trustee of the Peplin Trust resolves, or any other person on whose instructions that trustee must act directs the trustee, to distribute any corpus of the Trust Property which is subject to the floating charge under the Australian Group Charge or Australian Featherweight Charge.

8.2. Lender Remedies. Upon the occurrence and continuation of any Event of Default, Agent or Security Trustee may, and at the written request of the Requisite Lenders shall, terminate the Commitments and declare any or all of the Obligations to be immediately due and payable, without demand or notice to any Loan Party and the accelerated Obligations shall bear interest at the Default Rate pursuant to Section 2.6, provided that, upon the occurrence of any Event of Default specified in Section 8.1(g) above, the Obligations shall be automatically accelerated. After the occurrence of an Event of

Default, Agent or Security Trustee shall have (on behalf of itself and Lenders) all of the rights and remedies of a secured party under the Corporations Act, UCC, and under any other applicable law. For the purposes of this Agreement “Requisite Lenders” means Lenders having an aggregate Pro Rata Share of the Total Commitment or Term Loan of at least 60% provided that, if an original Lender has not assigned any of its principal outstanding since the Close Date, the Requisite Lenders must include that Lender.

8.3. Additional Remedies. In addition to the remedies provided in Section 8.2 above, each Loan Party hereby grants to Security Trustee, Agent (on behalf of itself and Lenders) and any transferee of Collateral, for purposes of exercising its remedies as provided herein, upon the occurrence and continuation of any Event of Default an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Loan Party) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Loan Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

8.4. Application of Proceeds. Proceeds from any Transfer of the Collateral or the Intellectual Property (other than Permitted Dispositions) and all payments made to or proceeds of Collateral received by Security Trustee during the continuance of an Event of Default shall be applied as follows: (a) first, to pay all fees, costs, indemnities, reimbursements and expenses then due to Security Trustee under the Debt Documents in its capacity as Security Trustee under the Debt Documents, (b) second, to pay all fees, costs, indemnities, reimbursements and expenses then due to Lenders under the Debt Documents in accordance with their respective Pro Rata Shares, until paid in full, (c) third, to pay all interest on the Term Loan then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full (other than interest accrued after the commencement of any proceeding referred to in Section 8.1(g) if a claim for such interest is not allowable in such proceeding), (d) fourth, to pay all principal on the Term Loan then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full (e) fifth, to pay all other Obligations then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full (including, without limitation, all interest accrued after the commencement of any proceeding referred to in Section 8.1(g) whether or not a claim for such interest is allowable in such proceeding), and (f) sixth, to Borrower or as otherwise required by law. Borrower shall remain fully liable for any deficiency.

9. THE AGENT.

9.1. Appointment of Agent.

(a) Each Lender hereby appoints GECC (together with any successor Agent pursuant to Section 9.9) as Agent under the Debt Documents and authorizes the Agent to (a) execute and deliver the Debt Documents and accept delivery thereof on its behalf from Loan Parties, (b) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Agent under such Debt Documents and (c) exercise such powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of Finance Parties and none of Loan Parties nor any other person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Debt Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Debt Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Debt Document or otherwise a fiduciary or trustee relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Debt Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Borrower or any other Loan Party that is communicated to or obtained by GECC or any of its affiliates in any capacity.

(b) Without limiting the generality of clause (a) above, Agent (through either itself or the Security Trustee) shall have the sole right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Debt Documents (including in any other bankruptcy, insolvency or similar proceeding), and each person making any payment in connection with any Debt Document to any Lender is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Agent and Lenders with respect to any Obligation in any proceeding described in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Debt Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Debt Documents, (vi) except as may be otherwise specified in any Debt Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Debt Documents, applicable law or otherwise and (vii) execute any amendment, consent or waiver under the Debt Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Debt Document by or through any trustee, co-agent, employee, attorney-in-fact and any other person (including any Lender). Any such person shall benefit from this Article 9 to the extent provided by Agent.

(c) If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Debt Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Debt Document (a) if such action would, in the opinion of Agent, be contrary to law or any Debt Document, (b) if such action would, in the opinion of Agent, expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Debt Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

9.2. Agent’s Reliance, Etc. Neither Agent nor any of its affiliates nor any of their respective directors, officers, agents, employees or representatives shall be liable for any action taken or omitted to be taken by it or them hereunder or under any other Debt Documents, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until such Note has been assigned in accordance with Section 11.1; (b) may consult with legal counsel, independent public accountants and other experts, whether or not selected by it, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Requisite Lenders, (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Debt Documents; (e) shall not have any duty to inspect the Collateral (including the books and records) or to ascertain or to inquire as to the performance or observance of any provision of any Debt Document, whether any condition set forth in any Debt Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default”; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any lien created or purported to be created under or in connection with, any Debt Document or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or the other Debt Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties.

9.3. GECC and Affiliates. GECC shall have the same rights and powers under this Agreement and the other Debt Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GECC in its individual capacity. GECC and its affiliates may lend money to, invest in, and generally engage in any kind of business with, Borrower, any other Loan Parties, any of their Affiliates and any person who may do business with or own securities of Borrower, any other Loan Party or any such Affiliate, all as if GECC were not Agent and without any duty to account therefor to Lenders. GECC and its affiliates may accept fees and other consideration from Borrower or other Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GECC as a Lender holding disproportionate interests in the Term Loans and GECC as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.

9.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in Section 6.3 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of each Loan Party and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Term Loans, and expressly consents to, and waives, any claim based upon, such conflict of interest.

9.5. Indemnification. Lenders shall and do hereby indemnify Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Debt Document or any action taken or omitted to be taken by Agent in connection therewith; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Debt Document, to the extent that Agent is not reimbursed for such expenses by Loan Parties. The provisions of this Section 9.5 shall survive the termination of this Agreement.

9.6. Successor Agent. Agent may resign at any time by giving not less than 30 days’ prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent (in consultation with Borrower). If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Debt Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Debt Documents.

9.7. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.8(e), each Lender is hereby authorized at any time or from time to time upon the direction of Agent, without notice to Borrower or any other person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s

Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Term Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. The term “Pro Rata Share” means, with respect to any Lender at any time, the percentage obtained by dividing (x) the Commitment of such Lender then in effect (or, if such Commitment is terminated, the aggregate outstanding principal amount of the Term Loans owing to such Lender) by (y) the Total Commitment then in effect (or, if the Total Commitment is terminated, the outstanding principal amount of the Term Loans owing to all Lenders).

Any Lender exercising the foregoing right of set off will give notice of same promptly after such exercise; provided that its failure to do so shall not give rise to any liability or damages, nor affect in any way the rights and obligations of the parties to, and validity or enforceability of the Debt Documents.

9.8. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a) Advances; Payments. If Agent receives any payment for the account of Lenders on or prior to 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day. To the extent that any Lender has failed to fund any such payments and Term Loans (a “Non-Funding Lender” ), Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.

(b) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Loan Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the Federal Funds Rate for the first Business Day and thereafter, at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Loan Party or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Debt Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Loan Party or such other person, without setoff, counterclaim or deduction of any kind.

(c) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Term Loan or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Term Loan, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Term Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Debt Document or constitute a “Lender” (or be included in the calculation of “Requisite Lender” hereunder) for any voting or consent rights under or with respect to any Debt Document. At Borrower’s request, Agent or a person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such person, all of the Commitments and all of the outstanding Term Loans of that Non-Funding Lender for an amount equal to the principal balance of all Term Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Substitution Certificate (as defined below).

(d) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to Borrower, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Lenders acknowledge that Borrower is required to provide financial statements to Lenders in accordance with Section 6.3 hereto and agree that Agent shall have no duty to provide the same to Lenders.

(e) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Notes or any other Debt Documents (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent and Requisite Lenders.

10 INDEMNITIES AND BREAK COSTS

10.1 General Indemnity

(i) Each Loan Party, jointly and severally, indemnifies each Finance Party against any Loss (as defined below) which that Finance Party, a Receiver (as defined below) (whether acting as agent of a Loan Party or of a Finance Party) or an attorney pays, suffers, incurs or is liable for, in respect of any of the following: (a) the Term Loan not being made for any reason including any failure by a Loan Party to fulfill any condition precedent contained in Section 4, but excluding any default by that Finance Party; (b) the occurrence of any Default or Event of Default; (c) a Finance Party exercising its Powers (as defined below) consequent upon or arising out of the occurrence of any Default or Event of Default; (d) the non-exercise, attempted exercise, exercise or delay in the exercise of any Power; (e) any act or omission of a Loan Party or any of its employees or agents; (f) the occupation, use or ownership of any Collateral by a Security Provider (defined below) or any of its employees or agents; (g) any workers’ compensation claim by any employee of a Security Provider; (h) any insurance policy in respect of any Collateral; (i) any compulsory acquisition or statutory or judicial divestiture of any Collateral; (j) any other thing in respect of a Security or any Collateral; and (k) any payment made by a Loan Party to a Finance Party under Section 11.7. “Loss” means any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment. “Receiver” means receiver or receiver and manager. “Power” means any right, power, authority, discretion or remedy conferred on a Finance Party, a Receiver or an attorney by this Agreement or any other Debt Document or any applicable law. “Security Provider” means a person who has granted a Security. “Security” means each of the Australian Group Charge, Australian Featherweight Charge, Group Guaranty, US Guaranty, Pledge and Security Agreement, Irish Debenture.

(ii) The indemnity in Section 10.1(i), includes: (a) the amount determined by a Finance Party as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Finance Party to fund or maintain its Commitment; and (b) loss of margin.

10.2 Foreign Currency Indemnity.

If, at any time (i) a Finance Party, Receiver, or an attorney receives or recovers any amount payable by a Loan Party including: (a) under any judgment or order of any Government Agency, (b) for any breach of this Agreement or any other Debt Document, (c) on the liquidation or bankruptcy of any Loan Party or any proof or claim in that liquidation or bankruptcy, or (d) any other thing into which the obligations of any Loan Party may have become merged; and (ii) the currency in which the payment is made is not in US Dollars; each Loan Party, jointly and severally, indemnifies each Finance Party, Receiver, or attorney against any shortfall between the amount payable in US Dollars and the amount actually or notionally received or recovered by each Finance Party, Receiver, or attorney after the currency in which the payment is made is converted or translated into US Dollars under Section 10.3.

10.3 Conversion of Currencies

In making any currency conversion under Section 10.2, a Finance Party, Receiver, or attorney may itself or through its bankers (in a manner consistent with their usual practices) purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in the manner and amounts and at the time it thinks fit.

10.4 Continuing indemnities and evidence of loss

(i) Each indemnity of a Loan Party in this Loan Agreement or any other Debt Document is a continuing obligation of the Loan Party, despite any settlement of account or the occurrence of any other thing, and remains in full force and effect until: (a) the Obligations are fully and finally repaid; and (b) each Security has been finally discharged. (ii) Each indemnity of a Loan Party in this Loan Agreement or any other Debt Document is an additional, separate and independent obligation of a Loan Party and no one indemnity limits the general nature of any other indemnity. (iii) Each indemnity of a Loan Party in this Agreement or any other Debt Document survives the termination of this Agreement or any other Debt Document. (iv) A certificate given by an officer of a Finance Party detailing the amount of any Loss covered by any indemnity in this Agreement or any other Debt Document is sufficient evidence unless the contrary is proved.

11 MISCELLANEOUS.

11.1 Assignment. Subject to the terms of this Section 11.1, any Lender may make an assignment to a Qualified Assignee (as defined below) of, or sell participations in, at any time or times, the Debt Documents, its Commitment, Term Loans or any portion thereof or interest therein (but in the case of the Warrants, subject to the terms thereof), including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall:

(i) except in the case of an assignment to a Qualified Assignee, require the consent of each Lender (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) require the execution of the substitution certificate, in or substantially in the form attached as Schedule D (a “Substitution Certificate”) by the assigning Lender and the assignee Lender, and delivery of the executed Substitution Certificate to the Agent at least 2 Business Days before the substitution (or such shorter period as the Agent approves); (iii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Commitment and/or Term Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iv) be in an aggregate amount of not less than $1,000,000, unless such assignment is made to an existing Lender or an affiliate of an existing Lender or is of the assignor’s (together with its affiliates’) entire interest of the Term Loan or is made with the prior written consent of Agent; and (v) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 11.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment and Term Loans, as applicable, or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender”. In the event any Lender assigns or otherwise transfers all or any part of the Commitments and Obligations, Agent shall so notify Borrower and Borrower shall, upon the request of Agent, execute new Notes in exchange for the Notes, if any, being assigned. Agent may amend Schedule A to this Agreement to reflect assignments made in accordance with this Section. When Agent receives a Substitution Certificate under this Section 11.1 it is authorized to, and must execute it on behalf of all the parties to this agreement other than the assigning Lender and the assignee Lender, notify each of the parties to this agreement of the substitution; and deliver copies of it to the Borrower, the assigning Lender and the assignee Lender.

As used herein, “Qualified Assignee” means (a) any Lender and any affiliate of any Lender and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and in each case of clauses (a) and (b), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding (other than Australian Interest Withholding Tax) or similar taxes; provided that no person proposed to become a Lender after the Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no person or Affiliate of such person proposed to become a Lender after the Closing Date and that holds any subordinated debt or stock issued by Borrower shall be a Qualified Assignee.

11.2 Notices. All notices, requests or other communications given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth on the signature pages hereto below such parties’ name or in the most recent Substitution Certificate executed by any Lender, or in the case of any Loan Party to the address of the Parent (or, solely in the case of service of process or other documents in accordance with Section 11.3 below, the address of the Borrower), unless and until a different address may be specified in a written notice to the other party delivered in accordance with this Section, and shall be deemed given: (a) on the date of receipt if delivered by hand, (b) on the date of sender’s receipt of confirmation of proper transmission if sent by facsimile transmission, and (c) if to be sent from and received at addresses within the same continent, on the next day on which banks are generally open for business in that continent after being sent by a nationally-recognized overnight courier servicing that continent.

As used in this Agreement, the term “Business Day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

11.3 Process Agent. (i) Each Loan Party irrevocably, (a) nominates as its agent, to receive service of process or other documents, the Borrower; and (b) agrees that service of process or documents on that agent or any other person appointed under clause (a) will be sufficient service on it. The process agent named above irrevocably and unconditionally accepts that appointment. Each Loan Party will ensure that the process agent remains authorized to accept service on its behalf. If the process agent ceases to have an office in the place specified, each Loan Party will ensure that at all times there is another person in that place acceptable to the Agent to receive process on its behalf. It must promptly notify the Agent in writing of the appointment of that other person.

11.4 Correction of Debt Documents. Without the prior consent of the Borrower but after telephonic consultation with the Borrower, Agent may correct patent errors and fill in all blanks in this Agreement or the Debt Documents consistent with the agreement of the parties.

11.5 Performance. Time is of the essence of this Agreement. This Agreement shall be binding, upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of their respective successors and assigns; provided that the Loan Parties may not assign or transfer their rights or obligations hereunder without the consent of all Lenders.

11.6 Payment of Fees and Expenses. Loan Parties agree, jointly and severally, to pay or reimburse upon demand for all documented and reasonable fees, costs and expenses incurred by the Finance Parties in connection with (a) the investigation, preparation, negotiation, execution, administration of, or any amendment, modification, waiver or termination of, this Agreement or any other Debt Document, (b) the administration of any transaction contemplated hereby or thereby and (c) the enforcement, assertion, defense or preservation of any Finance Party’s rights and remedies under this Agreement or any other Debt Document, in each case of clauses (a) through (c), including, without limitation, reasonable attorney’s fees and expenses, the allocated cost of in-house legal counsel, reasonable fees and expenses of consultants, auditors and appraisers and UCC and other corporate search and filing fees and wire transfer fees. Borrower further agrees that such fees, costs and expenses shall constitute Obligations. This provision shall survive the termination of this Agreement. The parties acknowledge and agree that as and from the Closing Date until the occurrence of a Default that the Lenders entitlement to be reimbursed for legal costs under this Section 11.6 shall only apply to external counsel engaged on their behalf by Agent.

11.7 Indemnity. Each Loan Party shall and does hereby jointly and severally indemnify and defend all Finance Parties, and their respective successors and assigns, and their respective directors, officers, employees, consultants, attorneys, agents and affiliates (each an “Indemnitee”) from and against all liabilities, losses, damages, expenses, penalties, claims, actions and suits (including, without limitation, related reasonable attorneys’ fees and the allocated costs of in-house legal counsel) of any kind whatsoever arising, directly or indirectly, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with this Agreement, the other Debt Documents or any of the transactions contemplated hereby or thereby (the “Indemnified Liabilities”); provided that, no Loan Party shall have any obligation to any Indemnitiee with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction. This provision shall survive the termination of this Agreement.

11.8 Rights Cumulative. Finance Party’s rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of any Finance Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. NONE OF ANY FINANCE PARTY SHALL BE DEEMED TO HAVE WAIVED ANY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY BORROWER UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURITY TRUSTEE, AGENT, REQUISITE LENDERS OR ALL LENDERS, AS APPLICABLE. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

11.9 Entire Agreement; Amendments, Waivers.

(a) This Agreement and the other Debt Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(b) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Debt Document, or any consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by all Finance Parties. Except as set forth in clause (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(c) No amendment, modification, termination or waiver of any provision of this Agreement or any other Debt Document shall, unless in writing and signed by Security Trustee or Agent and each Lender directly affected thereby: (i) increase or decrease any Commitment of any Lender or increase or decrease the Total Commitment (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder, (iii) postpone the date fixed for or waive any payment of principal of or interest on any Term Loan, or any fees hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of all or substantially all of the Intellectual Property, in each case, except as otherwise expressly permitted in the Debt Documents, (v) subordinate the lien granted in favor of the Agent or Security Trustee securing the Obligations, (vi) release a Loan Party from, or consent to a Loan Party’s assignment or delegation of, such Loan Party’s obligations hereunder and under the other Debt Documents or any Guarantor from its guaranty of the Obligations or (vi) amend, modify, terminate or waive Section 8.4 or 11.8(b) or (c) or the definition of “Pro Rata Share”.

(d) Notwithstanding any provision in this Section 11.9 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Borrower, Agent and Requisite Lenders.

11.10 Binding Effect. This Agreement shall continue in full force and effect until the date on which all of the Obligations are indefeasibly repaid in full in cash, all of the Commitments hereunder are terminated, and this Agreement shall have been terminated. (the “Termination Date”); provided , however, that the expense reimbursement and indemnity provisions contained in the Debt Documents, including, without limitation, Sections 2.3(f), 9.5, 11.5 and 11.6 hereof shall survive the Termination Date. The surrender, upon payment or otherwise, of any Note or any of the other Debt Documents evidencing any of the Obligations shall not affect the right of Security Trustee or Agent to retain the Collateral for such other Obligations as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement and the grant of the security interest in the Collateral pursuant to Section 3.1 shall automatically be reinstated if Finance Party is ever required to return or restore the payment of all or any portion of the Obligations (all as though such payment had never been made).

11.11 Use of Logo. Each Loan Party authorizes Agent to use its name, logo and/or trademark without notice to or consent by such Loan Party, in connection with certain promotional materials relating to the financing transactions contemplated by this Agreement that Agent may disseminate to the public. The promotional materials may include, but are not limited to, brochures, video tape, internet website, press releases, advertising in newspaper and/or other periodicals, lucites, and any other materials relating the fact that Agent has a financing relationship with Borrower and such materials may be developed, disseminated and used without Loan Parties’ review. Nothing herein obligates Agent to use a Loan Party’s name, logo and/or trademark, in any promotional materials of Agent. Loan Parties shall not, and shall not permit any of its respective Affiliates to, issue any press release or other public disclosure (other than any document required to be filed with the SEC or any similar governmental authority) using the name, logo or otherwise referring to General Electric Capital Corporation, GE Healthcare Financial Services, Inc. or of any of their affiliates, the Debt Documents or any transaction contemplated herein or therein without at least two (2) Business Days prior written notice to and the prior written consent of Agent unless, and only to the extent that, Loan Parties or such Affiliate is required to do so under applicable law and then, only after consulting (if practicable) with Agent prior thereto, unless prohibited by applicable law.

11.12 Waiver of Jury Trial. EACH OF LOAN PARTIES AND FINANCE PARTIES UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG LOAN PARTIES, AGENT, SECURITY TRUSTEE AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LOAN PARTIES, SECURITY TRUSTEE, AGENT AND/OR LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.13 Governing Law. THIS AGREEMENT, THE OTHER DEBT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW SOUTH WALES (AUSTRALIA) (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR ANY OTHER DEBT DOCUMENT IS COMMENCED BY AGENT OR SECURITY TRUSTEE IN THE STATE COURTS OF THE STATE OF NEW SOUTH WALES (AUSTRALIA) ANY PROCESS IN ANY SUCH ACTION SHALL BE

DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO LOAN PARTIES AT THEIR ADDRESS DESCRIBED IN SECTION 11.2, OR IF SERVED BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.

11.14 Confidentiality. Agent and each Lender agrees, as to itself, to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender, as the case may be, applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to it by Borrower and designated as confidential for a period of two (2) years following the Applicable Term Loan Maturity Date, except that Agent and Lenders may disclose such information (a) to persons employed or engaged by Agent or a Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.14 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any governmental authority or reasonably believed by Agent or any Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel, required by law; (e) in connection with the exercise of any right or remedy under the Debt Documents or in connection with any litigation to which Agent or such Lender is a party or bound; (f) that ceases to be confidential through no fault of Agent or such Lender or (g) persons employed by Agent’s strategic marketing partners.

11.15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[ Signature Page Follows ]

EXECUTED as an Agreement

BORROWER:

Signed for:
PEPLIN LIMITED (ACN 090 819 275) by its attorney:

in the presence of:

Signed:	/s/ David Smith	Signed:	/s/ Justine de Lula
	Attorney		Witness

Print name:	David Smith	Print name:	Justine de Lula

PARENT:

Signed for:
PEPLIN, INC. (INCLUDING AS GUARANTOR) by:

Signature:	/s/ Philip Moody

Name:	Philip Moody

Title:	CFO

EACH GUARANTOR:

Signed for:
PEPLIN OPERATIONS PTY LTD (ACN 093 317 367) by its attorney:

in the presence of:

Signed:	/s/ David Smith	Signed:	/s/ Justine de Lula
	Attorney		Witness

Print name:	David Smith	Print name:	Justine de Lula

1

Signed for:

PEPLIN RESEARCH PTY LTD (ACN 081 104 190)

in its personal capacity

by its attorney:

Signed:	/s/ David Smith	Signed:	/s/ Justine de Lula
	Attorney		Witness

Print name:	David Smith	Print name:	Justine de Lula

Signed for:
PEPLIN RESEARCH PTY LTD (ACN 081 104 190) in its capacity as trustee of the Peplin Trust by its attorney:

Signed:	/s/ David Smith	Signed:	/s/ Justine de Lula
	Attorney		Witness

Print name:	David Smith	Print name:	Justine de Lula

Signed for:
PEPLIN BIOLIPIDS PTY LTD (ACN 105 890 882) by its attorney:

in the presence of:

Signed:	/s/ David Smith	Signed:	/s/ Justine de Lula
	Attorney		Witness

Print name:	David Smith	Print name:	Justine de Lula

2

PRESENT when the common seal of PEPLIN IRELAND LIMITED was affixed hereto

/s/ Oonagh Hayes
Director

/s/ Andrew Ryan
Director / Company Secretary

Signed for:
PEPLIN OPERATIONS USA, INC. by:

Signed:	/s/ Philip Moody

Name:	Philip Moody

Title:	CFO

Address For Notices For All Loan Parties:

c/o PEPLIN, INC.

Address:	6475 Christie Avenue
Emeryville, CA 94608

Attention: Company Secretary

Facsimile: +1(510) 653-9704

Address For Notices For All Loan Parties Solely For Purposes

Of Section 11.3 of this Agreement:

c/o PEPLIN LIMITED

Level 2, Brisbane Portal, 1 Breakfast Creek Road,

Newstead, Queensland, 4006 Australia

Attention: Company Secretary

Phone: +61 (7) 3250-1218

Facsimile: +61 (7) 3250-1299

3

LENDER

Signed for:

OXFORD FINANCE CORPORATION

By:

Signed:	/s/ T.A. Lex

Name:	T.A. Lex

Title:	COO

Address For Notices For Lender:

Oxford Finance Corporation

Address: 133 North Fairfax Street

Alexandria, VA, 22314

Attention: Timothy A. Lex (Chief Operating Officer)

Phone:_ +1 703-519-6017

Facsimile: +1 703-519-6010

1

AGENT:

Signed for:

GENERAL ELECTRIC CAPITAL CORPORATION

(in its capacity as Agent for the Lenders)

Signed:	/s/ Jason Dufour

Name:	Jason Dufour

Title:	Duly Authorized Signatory

SECURITY TRUSTEE:

Signed for:

GENERAL ELECTRIC CAPITAL CORPORATION

(in its capacity as Security Trustee of the Peplin Security Trust)

Signed:	/s/ Jason Dufour

Name:	Jason Dufour

Title:	Duly Authorized Signatory

LENDER:

Signed for:

GENERAL ELECTRIC CAPITAL CORPORATION

(as Lender)

Signed:	/s/ Jason Dufour

Name:	Jason Dufour

Title:	Duly Authorized Signatory

2

Address For Notices for Agent, Security Trustee and Lender :

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc., LSF

83 Wooster Heights Road, Fifth Floor

Danbury, Connecticut 06810

Attention: Senior Vice President of Risk

Phone: +1 (203) 205-5200

Facsimile: +1 (203) 205-2192

With a copy to:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: General Counsel

Phone: +1 (301) 961-1640

Facsimile: +1 (301) 664-9866

3

SCHEDULE A

Part 1 –INITIAL GUARANTORS

Name of Guarantor	Jurisdiction and Address	Australian Registered No.
Peplin, Inc.	Address: 6475 Christie Avenue Emeryville, California, USA 94608. Jurisdiction of Incorporation: Delaware USA	ARBN 126 884 393
Peplin Operations Pty Ltd	Address: Level 2, 1 Brisbane Portal, 1 Breakfast Creek Road, Newstead, Queensland, Australia Registered in Queensland, Australia	ACN 093 317 367
Peplin Research Pty Ltd (in its capacity as trustee of the Peplin Trust, and in its personal capacity)	Address: Level 2, 1 Brisbane Portal, 1 Breakfast Creek Road, Newstead, Queensland, Australia Registered in Queensland, Australia	ACN 105 890 882
Peplin Biolipids Pty Ltd	Address: Level 2, 1 Brisbane Portal, 1 Breakfast Creek Road, Newstead, Queensland, Australia Registered in Queensland, Australia	ACN 105 890 882
Peplin Ireland Limited	Registered Office: Universal House, Shannon, County Clare, Ireland Jurisdiction: Ireland	n/a
Peplin Operations USA, Inc	Address:
6475 Christie Avenue Emeryville, California, USA 94608 Jurisdiction of Incorporation: California

Part 2 -COMMITMENTS

Name of Lender	Commitment of such Lender	Pro Rata Share
General Electric Capital Corporation	$10,000,000	66.67%
Oxford Finance Corporation	$ 5,000,000	33.33%

TOTAL	$15,000,000	100%

SCHEDULE B

SCHEDULED PAYMENTS

Part 1 – Scheduled Payments

Scheduled Payment Date	Scheduled Payment	Interest	Principal	Balance
28/12/07	$0.00	$0.00	$0.00	$15,000,000.00
01/01/08	$10,625.00	$10,625.00	$0.00	$15,000,000.00
01/02/08	$106,250.00	$106,250.00	$0.00	$15,000,000.00
01/03/08	$106,250.00	$106,250.00	$0.00	$15,000,000.00
01/04/08	$106,250.00	$106,250.00	$0.00	$15,000,000.00
01/05/08	$511,338.91	$106,250.00	$405,088.91	$14,594,911.09
01/06/08	$511,338.91	$103,380.62	$407,958.29	$14,186,952.80
01/07/08	$511,338.91	$100,490.92	$410,847.99	$13,776,104.81
01/08/08	$511,338.91	$97,580.74	$413,758.17	$13,362,346.64
01/09/08	$511,338.91	$94,649.95	$416,688.96	$12,945,657.68
01/10/08	$511,338.91	$91,698.41	$419,640.50	$12,526,017.18
01/11/08	$511,338.91	$88,725.96	$422,612.95	$12,103,404.23
01/12/08	$511,338.91	$85,732.44	$425,606.47	$11,677,797.76
01/01/09	$511,338.91	$82,717.74	$428,621.17	$11,249,176.59
01/02/09	$511,338.91	$79,681.66	$431,657.25	$10,817,519.34
01/03/09	$511,338.91	$76,624.10	$434,714.81	$10,382,804.53
01/04/09	$511,338.91	$73,544.87	$437,794.04	$9,945,010.49
01/05/09	$511,338.91	$70,443.82	$440,895.09	$9,504,115.40
01/06/09	$511,338.91	$67,320.82	$444,018.09	$9,060,097.31
01/07/09	$511,338.91	$64,175.69	$447,163.22	$8,612,934.09
01/08/09	$511,338.91	$61,008.28	$450,330.63	$8,162,603.46
01/09/09	$511,338.91	$57,818.44	$453,520.47	$7,709,082.99
01/10/09	$511,338.91	$54,606.00	$456,732.91	$7,252,350.08
01/11/09	$511,338.91	$51,370.82	$459,968.09	$6,792,381.99
01/12/09	$511,338.91	$48,112.70	$463,226.21	$6,329,155.78
01/01/10	$511,338.91	$44,831.52	$466,507.39	$5,862,648.39
01/02/10	$511,338.91	$41,527.09	$469,811.82	$5,392,836.57
01/03/10	$511,338.91	$38,199.26	$473,139.65	$4,919,696.92
01/04/10	$511,338.91	$34,847.85	$476,491.06	$4,443,205.86
01/05/10	$511,338.91	$31,472.71	$479,866.20	$3,963,339.66
01/06/10	$511,338.91	$28,073.66	$483,265.25	$3,480,074.41
01/07/10	$511,338.91	$24,650.52	$486,688.39	$2,993,386.02
01/08/10	$511,338.91	$21,203.16	$490,135.75	$2,503,250.27
01/09/10	$511,338.91	$17,731.35	$493,607.56	$2,009,642.71
01/10/10	$511,338.91	$14,234.97	$497,103.94	$1,512,538.77
01/11/10	$511,338.91	$10,713.82	$500,625.09	$1,011,913.68
01/12/10	$511,338.91	$7,167.72	$504,171.19	$507,742.49
01/01/11	$511,338.99	$3,596.50	$507,742.49	$0.00

Part 2 – Adjusted Scheduled Payments

Scheduled Payment Date	Scheduled Payment	Interest	Principal	Balance
28/12/07	$0.00	$0.00	$0.00	$15,000,000.00
01/01/08	$10,625.00	$10,625.00	$0.00	$15,000,000.00
01/02/08	$106,250.00	$106,250.00	$0.00	$15,000,000.00
01/03/08	$106,250.00	$106,250.00	$0.00	$15,000,000.00
01/04/08	$106,250.00	$106,250.00	$0.00	$15,000,000.00
01/05/08	$106,250.00	$106,250.00	$0.00	$15,000,000.00
01/06/08	$106,250.00	$106,250.00	$0.00	$15,000,000.00
01/07/08	$106,250.00	$106,250.00	$0.00	$15,000,000.00
01/08/08	$556,767.23	$106,250.00	$450,517.23	$14,549,482.77
01/09/08	$556,767.23	$103,058.84	$453,708.39	$14,095,774.38
01/10/08	$556,767.23	$99,845.06	$456,922.17	$13,638,852.21
01/11/08	$556,767.23	$96,608.54	$460,158.69	$13,178,693.52
01/12/08	$556,767.23	$93,349.08	$463,418.15	$12,715,275.37
01/01/09	$556,767.23	$90,066.53	$466,700.70	$12,248,574.67
01/02/09	$556,767.23	$86,760.74	$470,006.49	$11,778,568.18
01/03/09	$556,767.23	$83,431.53	$473,335.70	$11,305,232.48
01/04/09	$556,767.23	$80,078.73	$476,688.50	$10,828,543.98
01/05/09	$556,767.23	$76,702.18	$480,065.05	$10,348,478.93
01/06/09	$556,767.23	$73,301.73	$483,465.50	$9,865,013.43
01/07/09	$556,767.23	$69,877.18	$486,890.05	$9,378,123.38
01/08/09	$556,767.23	$66,428.37	$490,338.86	$8,887,784.52
01/09/09	$556,767.23	$62,955.14	$493,812.09	$8,393,972.43
01/10/09	$556,767.23	$59,457.31	$497,309.92	$7,896,662.51
01/11/09	$556,767.23	$55,934.69	$500,832.54	$7,395,829.97
01/12/09	$556,767.23	$52,387.13	$504,380.10	$6,891,449.87
01/01/10	$556,767.23	$48,814.44	$507,952.79	$6,383,497.08
01/02/10	$556,767.23	$45,216.43	$511,550.80	$5,871,946.28
01/03/10	$556,767.23	$41,592.96	$515,174.27	$5,356,772.01
01/04/10	$556,767.23	$37,943.80	$518,823.43	$4,837,948.58
01/05/10	$556,767.23	$34,268.80	$522,498.43	$4,315,450.15
01/06/10	$556,767.23	$30,567.77	$526,199.46	$3,789,250.69
01/07/10	$556,767.23	$26,840.53	$529,926.70	$3,259,323.99
01/08/10	$556,767.23	$23,086.88	$533,680.35	$2,725,643.64
01/09/10	$556,767.23	$19,306.64	$537,460.59	$2,188,183.05
01/10/10	$556,767.23	$15,499.63	$541,267.60	$1,646,915.45
01/11/10	$556,767.23	$11,665.65	$545,101.58	$1,101,813.87
01/12/10	$556,767.23	$7,804.52	$548,962.71	$552,851.16
01/01/11	$556,767.19	$3,916.03	$552,851.16	$0.00

SCHEDULE C

DISCLOSURES

Existing Liens

Lien arising in connection with the Abbreviated Form of Agreement entered into as of November 28, 2007 by and between Peplin Operations USA, Inc. and Greene Builders Inc.

Existing Indebtedness

Contingent liabilities under that certain R&D Start Program Grant Agreement between Commonwealth of Australia acting through the Industry Research and Development Board and Peplin Operations Pty Ltd, dated September 19, 2003 (the “Grant Agreement”). $3,247,950 was paid to Peplin Operations Pty Ltd and may be repayable if certain conditions of the Grant Agreement cease to be satisfied. Obligations under the Grant Agreement expire on 31 August 2009.

Intercompany Indebtedness as of 30 November 2007

Lender	Recipient	Amount (A$)
Peplin Limited	Peplin Operations Pty Ltd	52,055,413

Peplin Limited	Peplin Biolipids Pty Ltd	351,933

Peplin Limited	Peplin Operations USA, Inc.	6,075,227

Peplin Research Pty Ltd (as trustee for the Peplin Trust)	Peplin Ltd	46,976,387

Peplin Research Pty Ltd (as trustee for the Peplin Trust)	Peplin Operations Pty Ltd	553,887

Peplin Operations Pty Ltd	Peplin Biolipids Pty Ltd	51,214

Existing Investments

None.

Material Agreements

Clinical Services Master Agreement between Peplin Operations Pty Ltd and Omnicare CR, Inc. dated 1 June 2005.

Development and clinical supply agreement between Peplin, Inc. and DPT Laboratories, Ltd., dated 23 October 2007.

Lease between Peplin Operations USA, Inc. and Bay Center Office LLC, dated December 22, 2006.

Pharmaceuticals Partnerships Program Funding Agreement between the Commonwealth of Australia and Peplin Operations Pty Ltd, dated September 22, 2005.

Market Research Agreement between ProHealth Medical and Peplin Operations USA, Inc. — $640,000 to be paid in May of 2008.

The following agreements do not provide for a specific dollar amount and require confirmation by the Borrower of annual payments prior to being included as a “Material Agreement” under the Loan Agreement:

R&D Start Program Grant Agreement between Commonwealth of Australia acting through the Industry Research and Development Board and Peplin Operations Pty Ltd, dated September 19, 2003. $3,247,950 was paid to Peplin Operations Pty Ltd and may be repayable if certain conditions of the Grant Agreement cease to be satisfied. Obligations under the Grant Agreement expire on 31 August 2009.

Termination and Settlement Agreement between Allergan Sales LLC and Peplin Limited, dated October 7, 2004. The maximum payment under the agreement is US$4 million which is contingent on receiving future revenue in relation to PEP005 Topical.

Grower Supply Agreement by and between Peplin Operations Pty Ltd and J.B., R.J., M.R. & C.L. McMahon for the supply of Euphorbia Peplus. Agreed delivery quantity for 2008 is approximately A$300,000.

Development Agreement by and between Peplin Operations Pty Ltd and Boehringer Ingelheim Pharma GmbH & Co. KG. Total costs for Agreement EUR284,000 of which EUR182,000 is expected in 2008.

Master Service Agreement by and between Peplin Operations Pty Ltd and Charles River Laboratories Inc. Amounts outstanding under associated protocols total approximately USD285,000.

Contract with Charles River Laboratories Preclinical Services Edinburgh Ltd for toxicology services. Study is complete and final payment of GBP140,000 is due and payable on completion of final study report.

EXHIBIT A

FORM OF PROMISSORY NOTE

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT PHILIP MOODY, THE CHIEF FINANCIAL OFFICER OF THE BORROWER, AT 6475 CHRISTIE AVENUE EMERYVILLE, CALIFORNIA 94608, 510-653-9700 WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DOCUMENT.

[                ,         ]

FOR VALUE RECEIVED, [ NAME OF BORROWER ] , a                                           (“Borrower”), promises to pay to the order of [Lender] or any subsequent holder hereof (each, a “Lender”), the principal sum of                  and     /100 US Dollars (USD$                     ) or, if less, the aggregate unpaid principal amount of all Term Loans made by Lender to or on behalf of Borrower pursuant to the Agreement (as hereinafter defined). All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Agreement.

This Promissory Note is issued pursuant to that certain Loan Agreement, dated as of, 20     , among Borrower, the guarantors from time to time party thereto, General Electric Capital Corporation, as agent and lender, [ the other lenders signatory thereto ] , and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), is one of the Notes referred to therein, and is entitled to the benefit and security of the Debt Documents referred to therein, to which Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Agreement. The terms of the Agreement are hereby incorporated herein by reference.

All payments shall be applied in accordance with the Agreement. The acceptance by Lender of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Lender’s right to receive payment in full at such time or at any prior or subsequent time.

All amounts due hereunder and under the other Debt Documents are payable in the lawful currency of the United States of America. Borrower hereby expressly authorizes Lender to insert the date in the blank space on the face hereof (being the date this Promissory Note is actually issued) and to insert that same date on all related documents pertaining hereto.

This Note is secured as provided in the Agreement and the other Debt Documents. Reference is hereby made to the Agreement and the other Debt Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security interest, the terms and conditions upon which the security interest was granted and the rights of the holder of the Note in respect thereof.

Time is of the essence hereof. If Lender does not receive from Borrower payment in full of any Scheduled Payment or any other sum due under this Note or any other Debt Document within 3 days after its due date, Borrower agrees to pay the Late Fee in accordance with the Agreement. Such Late Fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Borrower may owe as a result of such late payment.

This Note may be voluntarily prepaid only as permitted under Section 2.4 of the Agreement. After an Event of Default, this Note shall bear interest at a rate per annum equal to the Default Rate pursuant to Section 2.6 of the Agreement.

Borrower and all parties now or hereafter liable with respect to this Note, hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including reasonable attorneys’ fees and expenses, including without limitation, the allocated costs of in-house counsel.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW SOUTH WALES (AUSTRALIA).

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless such variation or modification is made in accordance with Section 11.8 of the Agreement. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

[ BORROWER ]

By:

Name:

Title:

EXHIBIT B

SECRETARY’S CERTIFICATE OF AUTHORITY

[DATE]

Reference is made to the Loan Agreement, dated as of [                         ,          ] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among [ Borrower Name ] , a [                      ] [ corporation/limited liability company/limited liability partnership/limited partnership ] (the “Borrower”), the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), as a lender and as agent (in such capacity, together with its successors and assigns in such capacity, “Agent”), and the other lenders signatory thereto from time to time (GECC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.

I, [                                          ] , in my capacity as [                      ] of [ INSERT NAME OF LOAN PARTY ] (the “Company”) do hereby certify on behalf of the Company that as of the date hereof:

(i) I am the duly elected, qualified and acting [ Assistant ] Secretary of the Company;

(ii) attached hereto as Exhibit A is a true, complete and correct copies of the Company’s [ Certificate/Articles of Incorporation or Articles of Organization/Certificate of Formation ] and the [ Bylaws/LLC Agreement/Partnership Agreement ] , each of which is in full force and effect on and as of the date hereof;

(iii) attached hereto as Exhibit B is a list of individuals each of which is a duly elected or appointed, qualified and acting officer of the Company who holds the offices set opposite such individual’s name, and such individual is authorized to sign the Debt Documents to which the Company is a party and all other notices, documents, instruments and certificates to be delivered pursuant thereto, and the signature written opposite the name and title of such officer is such officer’s genuine signature.

(iv) attached hereto as Exhibit C are true, complete and correct copies of resolutions duly adopted by the Board of Directors/Members of the Company authorizing the execution, delivery and performance of the Debt Documents to which the Company is a party, and all such resolutions are in full force and effect on the date hereof in the form in which adopted without amendment, modification, rescission or revocation;

(v) the foregoing authority shall remain in full force and effect, and Agent and each Lender shall be entitled to rely upon same, until written notice of the modification, rescission or revocation of same, in whole or in part, has been delivered to Agent and each Lender, but no such modification, rescission or revocation shall, in any event, be effective with respect to any documents executed or actions taken in reliance upon the foregoing authority before said written notice is delivered to Agent and each Lender; and

(vi) no Default or Event of Default exists under the Agreement, and all representations and warranties of the Company in the Debt Documents are true and correct in all respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all respects on and as of such earlier date.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above

Name:
Title:	[ Assistant ] Secretary

The undersigned does hereby certify on behalf of the Company that he/she is the duly elected or appointed, qualified and acting [ TITLE ] of the Company and that [ NAME FROM ABOVE ] is the duly elected or appointed, qualified and acting [ Assistant ] Secretary of the Company, and that the signature set forth immediately above is his/her genuine signature.

Name:
Title:

EXHIBIT B TO SECRETARY’S CERTIFICATE OF AUTHORITY

INCUMBENCY CERTIFICATE

Name	Title	Signature

EXHIBIT C TO SECRETARY’S CERTIFICATE OF AUTHORITY

FORM OF RESOLUTIONS

BOARD RESOLUTIONS

                    , 200

WHEREAS , [                      ] , a                                   (“Borrower”) has requested that General Electric Capital Corporation, a Delaware corporation (“GECC”), as agent (in such capacity, the “Agent”), as security trustee for Lenders (in such capacity, the “Security Trustee”) and lender, and certain other lenders (GECC and such other lenders, collectively, the “Lenders”) provide a credit facility in an original principal amount not to exceed $ [                      ] (the “Credit Facility”); and

WHEREAS , the terms of the Credit Facility are set forth in a loan agreement by and among Borrower, the guarantors from time to time party thereto, Agent, Security Trustee and the Lenders and certain related agreements, documents and instruments described in detail below; and

[WHEREAS , as a subsidiary of Borrower,                     , the “Company”) will benefit from the making of the loan(s) to Borrower under the Credit Facility; and]

[WHEREAS , as the parent of Borrower,                     , the “Parent”) will benefit from the making of the loan(s) to Borrower under the Credit Facility; and]

WHEREAS , the Board of Directors of [ Borrower ] [ Company ] [ Parent ] (the “Directors”) deems it advisable and in the best interests of [ Borrower ] [ Company ] [ Parent ] to execute, deliver and perform its obligations under those transaction documents described and referred to below.

NOW, THEREFORE , be it

RESOLVED , that the Credit Facility be, and it hereby is, approved; and further

RESOLVED , that the form of Loan Agreement (the “Loan Agreement”), by and among [ Borrower ] , [ Company, ] [ Parent ] the [ other ] guarantors from time to time party thereto, Security Trustee, Agent and the Lenders, as presented to the Directors, be and it hereby is, approved and the [ President, the Chief Executive Officer, Chief Financial Officer, the Vice President or Treasurer ] of [ Borrower ] [ Company ] [ Parent ] (collectively, the “Proper Officers”) be, and each of them hereby is, authorized and directed on behalf of [ Borrower ] [ Company ] [ Parent ] to execute and deliver to Agent the Loan Agreement, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further

[RESOLVED , that the form of Promissory Note (the “Note”), as presented to the Directors, be, and it hereby is, approved and the Proper Officers be, and each of them hereby is, authorized and directed on behalf of Borrower to execute and deliver to Lender one or more promissory Notes, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further ]

[RESOLVED , that the form(s) of [ US Guaranty, Pledge and Security Agreement ], [ Australian Group Charge ], [ Australian Featherweight Charge ], [ Security Trust Deed ] [ Irish Debenture ] [ and ] [ Account Control Agreement ] [ (collectively, the “Security Documents”) ] [ and the form of the Warrant, ] [ Perfection

Certificate, ] [ Disbursement Letter, ] [ Group Guaranty, ] [INCLUDE OTHER DOCUMENTS AS APPROPRIATE] (together with the Security Documents, the “Ancillary Documents”), each as presented to the Directors, be, and each of them hereby is, approved and the Proper Officers be, and each of them hereby is, authorized and directed on behalf of Borrower to execute and deliver to Agent each of the Ancillary Documents, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further ]

RESOLVED, that the Proper Officers be, and each of them hereby is, authorized and directed to execute and deliver any and all other agreements, certificates, security agreements, financing statements, indemnification agreements, instruments and documents (together with the Loan and Security Agreement, [ and ] the Notes [ , and the Ancillary Documents ], the “Debt Documents”) and take any and all other further action, in each case, as may be required or which they may deem appropriate, on behalf of [ Borrower ] [ Company ] [ Parent ] , in connection with the Credit Facility and carrying into effect the foregoing resolutions, transactions and matters contemplated thereby; and further

RESOLVED, that [ Borrower ] [ Company ] [ Parent ] is hereby authorized to perform its obligations under the Debt Documents, [ including, without limitation, the borrowing of any advances made under the Credit Facility and ] the granting of any security interest in [ Borrower’s ] [ Company’s ] [ Parent’s ] assets contemplated thereby to secure [ Borrower’s ] [ Company’s ] [ Parent’s ] obligations in connection therewith; and further

RESOLVED, that in addition to executing any documents approved in the preceding resolutions, the Secretary or any Assistant Secretary of [ Borrower ] [ Company ] [ Parent ] may attest to such Debt Documents, the signature thereon or the corporate seal of [ Borrower ] [ Company ] [ Parent ] thereon; and further

RESOLVED, that any actions taken by the Proper Officers prior to the date of these resolutions in connection with the transactions contemplated by these resolutions are hereby ratified and approved; and further

RESOLVED, that these resolutions shall be valid and binding upon [ Borrower ] [ Company ] [ Parent ] .

EXHIBIT C-1

PART 1

FORM OF US LANDLORD CONSENT

LANDLORD’S WAIVER AND AGREEMENT

WHEREAS,                                          (hereinafter “Landlord”) is the landlord and                                          (hereinafter “Tenant”) is the tenant in a lease dated                                          (hereinafter “Lease”) covering a portion or all of the real property located at                                                               as more particularly described in Exhibit A hereto (hereinafter “Property”); and

WHEREAS, General Electric Capital Corporation for itself and in its capacity as agent for the lenders (collectively hereinafter “Lender”) has made or will make a certain loan or will sell subject to and be secured by a security interest in the personal property or equipment described in Exhibit B hereto (hereinafter “Personal Property”) which is now or about to be located on the Property.

NOW, THEREFORE, so long as the aforementioned Lease exists on the Property and the loan secured by Lender’s security interest in the Personal Property remain outstanding and in consideration of the mutual covenants and agreements herein contained, Landlord, Tenant, and Lender hereby covenant and agree as follows:

1. Landlord agrees (and Lender shall rely on Landlord’s agreement) that: (i) on the date hereof, the Lease is in full force and effect and Landlord is not aware of any existing defaults thereunder, and (ii) Landlord shall use its best efforts to provide Lender with written notice of any default by Tenant under the Lease resulting in a termination of the Lease (“Default Notice”) and Lender shall have the right, but not the obligation to cure such default within 15 days following Lender’s receipt of such Default Notice.

2. Except as limited in this waiver and agreement, Landlord waives its interest in the Personal Property and agrees that the Personal Property shall not become part of the Property regardless of the manner in which the Personal Property may be attached or affixed to the Property. This waiver and agreement shall be effective only to the extent of the indebtedness owed to the Lender. Indefeasible payment in full of the indebtedness to the Lender shall render this waiver and agreement void and ineffective and not subject to renewal without a written agreement of the parties hereto.

3. Landlord agrees it will not prevent Lender or its designee from entering upon the Property at all reasonable times to inspect or remove the Personal Property or otherwise deal with the Personal Property, including, without limitation, by way of public auction or private sale (provided that, if Lender conducts a public auction or private sale of the Personal Property at the Property, Lender shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner that would not unduly disrupt Landlord’s or any other tenant’s use of the Property). Landlord shall provide Lender notification immediately upon termination of the Lease or upon the exercise of its rights to possession of the Property by virtue thereof. Upon such notification, Lender, at its option, may cause the Personal Property to be removed from the Property and agrees that any physical damage to the Property actually caused by Lender, its agents, employees or invitees, during any such removal or inspection (other than ordinary wear and tear) shall be promptly repaired by Lender. Lender shall indemnify and defend

Landlord and hold Landlord harmless from any and all physical damage in, or about the Property that were caused by the negligence or willful misconduct of Lender, its agents, employees or invitees. Notwithstanding anything to the contrary in this agreement, it is understood by the parties hereto that Lender shall not be liable for any diminution in the value of the Property caused by the removal or absence of the Personal Property therefrom. Lender further agrees to pay Landlord a per diem fee based upon the average monthly rental provided for in the Lease for each day that Lender is in possession of the Property after termination of the Lease for purposes of removing the Personal Property; provided, however, Lender shall have no obligation to remove or dispose of the Personal Property from the Property. No action by Lender pursuant to this agreement shall be deemed to be an assumption by Lender of any obligation under the Lease and, except as provided in this Section 3 and Lender shall not have any obligation to Landlord. Within sixty (60) days after written request and notice to Lender by Landlord, if the Personal Property has not been removed and Lender has not been prohibited from removing it because of bankruptcy or other legal proceedings, Landlord may remove the Personal Property.

4. Landlord agrees that Tenant’s granting of a security interest in the Personal Property in favor of Lender shall not constitute a default under the Lease nor permit Landlord to terminate the Lease or re-enter or repossess the Property or otherwise be the basis for the exercise of any remedy available to Landlord.

5. In no event shall Lender cause to be recorded any financing statements, Uniform Commercial Code filings or their equivalents in connection with this Agreement that will adversely affect or otherwise impair title to fixtures and other real or personal property owned by Landlord located on the Property.

6. All requests, notices or service provided for or permitted to be given or made pursuant to this waiver and agreement shall be deemed to have been properly given or made by depositing the same in the United States Mail, postage prepaid and registered or certified return receipt requested and addressed to the addresses set forth below, or to such other addresses as may from time to time be specified in writing by either party to the other:

IF TO LANDLORD	IF TO LENDER
General Electric Capital Corporation c/o GE Healthcare Financial Services, Inc., LSF 83 Wooster Heights Road, Fifth Floor Danbury, Connecticut 06810
Attention: Senior Vice President of Risk
Phone: (203) 205-5200
Facsimile: (203) 205-2192

WITH A COPY TO	WITH A COPY TO:

General Electric Capital Corporation
711 High Street	c/o GE Healthcare Financial Services, Inc.
Des Moines, Iowa 502=392-1370	Two Bethesda Metro Center, Suite 600
Attn: Commercial Real Estate Equities	Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866

7. This waiver and agreement is binding upon and inures to the benefit of Landlord and Lender and their respective successors and assigns, and to no other person or entities, and shall become effective on the date it is fully executed and acknowledged by Landlord, Tenant and Lender and Landlord has been served with a fully executed and acknowledged copy.

8. This Agreement and the provisions herein shall be interpreted, construed and enforced in accordance with the laws of the State in which the Property is located.

9. This agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page of this agreement or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

LENDER	LANDLORD

By:	By:

Dated:	Date:

By:

Date:

TENANT

By:

Date:

EXHIBIT A

LANDLORD PROPERTY

EXHIBIT B

PERSONAL PROPERTY

Any and all property and interests in property of Tenant whether now owned or hereafter owned, created, acquired or arising, and regardless of where located, including, without limitation, all of the following property and interests in property (collectively, the “Personal Property”):

(a) all Accounts;

(b) all Chattel Paper (whether tangible or electronic);

(c) all Commercial Tort Claims, as more particularly described in the Perfection Certificate provided by Tenant to Lender;

(d) all Deposit Accounts;

(e) all cash and Cash Equivalents

(f) all Documents;

(g) all Equipment;

(h) all Fixtures;

(i) all Goods;

(j) all Instruments;

(k) all Inventory;

(l) all Letter-of-Credit Rights and letters of credit;

(m) all General Intangibles, Payment Intangibles and other rights to payment, including, without limitation, all Rights to Payment by any person including affiliates of Tenant, including all right, title and interest of Tenant in instruments evidencing any indebtedness owed to Tenant or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time;

(n) all Investment Property and Financial Assets, including, without limitation, 100% of the shares of the outstanding capital stock or other equity interests, of any class, of each Subsidiary of Tenant and all certificates evidencing the same (collectively, the “Pledged Securities”, and together with the Pledged Debt, the “Pledged Collateral”), together with, in each case:

(i) all shares, securities, stock, equity interests, moneys or property representing a dividend on any of the Pledged Securities, or representing a distribution or return of capital upon or in respect of the Pledged Securities, or resulting from a split-up, revision, reclassification or other like change of the Pledged Securities or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Securities, and

(ii) without affecting the obligations of Tenant under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which the issuer of any Pledged Security is not the surviving entity, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is Tenant itself), or all other stock, as applicable, formed by or resulting from such consolidation or merger (the Pledged Securities, together with all other certificates, shares, securities, stock, other equity interests, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (ii) and clause (i) above being herein collectively called the “Securities Collateral”);

(o) all Contracts and other contract rights (including, without limitation, rights under any lease, license or other agreements);

(p) all Securities Entitlements;

(q) all Software;

(r) all other tangible and intangible personal property whatsoever of Tenant; and

(s) all Proceeds, Supporting Obligations, products, insurance claims, offspring, accessions, rents, profits, income, benefits, additions, attachments, accessories, substitutions and replacements of, to, arising out of or related to any of the Personal Property and, to the extent related to any Personal Property, all books, correspondence, credit files, records, invoices and other documents (including, without limitation, all tapes, cards, computer runs and other documents and documents in the possession or under the control of Tenant or any computer bureau or service company from time to time acting for Tenant);

provided, however, subject to the limitations set forth in Section 2.2, the security interest granted under this Section 2.1 shall not attach to Tenant’s interest in any Intellectual Property (as defined in Section 2.2).

Unless otherwise specified herein, the following terms have the meanings ascribed to them in the UCC (as defined below), provided, that if such term shall be defined differently in multiple divisions or articles of the UCC, the definitions for such terms specified in Article or Division 9 of the UCC shall control: “Accounts”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Contracts”, “Deposit Accounts”, “Documents”, “Equipment”, “Financial Asset” “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Payment Intangible”, “Proceeds”, “Securities”, “Securities Account”, “Security Entitlement”, “Software” and “Supporting Obligations”. As used herein, “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

Notwithstanding anything in this Exhibit B to the contrary, personal property shall in no event include those fixtures not owned or acquired by Tenant and that are related solely to the operation of the buildings located on the Property described on Exhibit A, including, without limitation, flooring, plumbing and plumbing fixtures, electrical wiring and fixtures and/or HVAC equipment and duct work.

PART 2

FORM OF AUSTRALIAN LANDLORD CONSENT

[ Landlord ]

[ Address ]

[                     ,              ]

Ladies and Gentlemen:

General Electric Capital Corporation (“GECC”) in its capacities as “Security Trustee”, “Agent” and “Lender” (together with its successors and assigns, if any) and certain other lenders (the “Lenders”) have entered into, or is about to enter into, a Loan Agreement, dated as of [ DATE ] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) with Peplin Limited (“Borrower”) [ and        (“Company”) ], amongst others, pursuant to which [ Borrower ] [ Company ] has granted, or will grant, to Security Trustee, on behalf of itself and the Lenders, a security interest in certain assets of [ Borrower ] [ Company ], including, without limitation, all of [ Borrower’s ] [ Company’s ] cash, cash equivalents, accounts, books and records, goods, inventory, machinery, equipment, furniture and trade fixtures (such as equipment bolted to floors), together with all addition, substitutions, replacements and improvements to, and proceeds, including, insurance proceeds, of the foregoing, but excluding building fixtures (such as plumbing, lighting and HVAC systems (collectively, the “Collateral”). Some or all of the Collateral is, or will be, located at certain premises known as [          ] located at [insert address] (“Premises”), and [ Borrower ] [ Company ] occupies the Premises pursuant to a lease, dated as of [ DATE ], between [ Borrower ] [ Company ], as tenant, and you, [ NAME ], as [ owner/landlord/mortgagee/realty manager ] (as amended, restated, supplemented or otherwise modified from time to time, the “Lease”).

By your signature below, you hereby agree (and we shall rely on your agreement) that: (i) the Lease is in full force and effect and you are not aware of any existing defaults thereunder, (ii) the Collateral is, and shall remain, personal property regardless of the method by which it may be, or become, affixed to the Premises and you have no interest in the Collateral even if that Collateral is fixed to the Premises; (iii) you agree to provide Security Trustee with written notice of any default by [ Borrower ] [ Company ] under the Lease (specifying the nature of the relevant default and the amount of compensation claimed by you, if any, for the default, where that default cannot be recified) (“Default Notice”) and agree not to exercise any power, right, discretion or remedy you have under the Lease or at law to terminate, rescind or repudiate the Lease, or remove any of the Collateral from the Premises with respect to that default without serving the Default Notice on the Security Trustee and giving the Security Trustee the right, but not the obligation to cure such default within a reasonable period after receipt of such notice, and in any event at least 30 Business Days to (a) in the case of a default which is capable of remedy, remedy or rectify the default, or (b) if the default cannot be remedied or rectified and your damages from the default are reasonably quantifiable, pay the reasonable compensation claimed by you, (iv) your interest in the Collateral and any proceeds thereof (including, without limitation, proceeds of any insurance therefor) shall be, and remain, subject and subordinate to the interests of GECC and you agree not to levy upon any Collateral or to assert any landlord lien, right of distraint or other claim against the Collateral for any reason; (v) GECC, and its employees and agents, shall have the right, from time to time, to enter into the Premises for the purpose of inspecting the Collateral or the Premises; (vi) GECC, and its employees and agents, shall have the right, upon any default by [ Borrower ] [ Company ] under the Agreement, to enter into the Premises and to remove or otherwise deal with the Collateral, including, without limitation, by way of public auction or private sale (provided that, if Security Trustee conducts a public auction or private sale of the Collateral at the Premises, Security Trustee shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner that would not unduly disrupt Landlord’s or any other tenant’s use of the Premises); (vii) despite any provision in the Lease to the contrary, no default under or in respect of the Lease will occur if (a) GECC its officers or agents takes possession of the Collateral on the terms of the Lease. Security Trustee agrees to repair or reimburse you for any physical damage actually caused to the Premises by Security Trustee, or its employees or agents, during any such removal or inspection (other than ordinary wear and tear), provided that it is understood by the parties hereto that Security Trustee shall not be liable for any diminution in value of the Premises caused by the removal or absence of the Collateral therefrom. You hereby acknowledge that Security Trustee shall have no obligation to remove or dispose of the Collateral from the Premises and no action by Security Trustee pursuant to this Consent shall be deemed to be an assumption by Security Trustee of any obligation under the Lease and, except as provided in the immediately preceding sentence, Security Trustee shall not have any obligation to you.

You hereby consent to the creation of the security interest in favour of the Security Trustee and acknowledge and agree that [ Borrower’s ] [ Company’s ] granting of a security interest in the Collateral in favor of Security Trustee, on behalf of itself and the Lenders, shall not constitute a default under the Lease nor permit you to terminate the Lease or re-enter or repossess the Premises or otherwise be the basis for the exercise of any remedy available to you.

This Consent and the agreements contained herein shall be binding upon, and shall inure to the benefit of, any successors and assigns of the parties hereto (including any transferees of the Premises). This Consent shall terminate upon the indefeasible payment of Borrower’s indebtedness in full in immediately available funds and the satisfaction in full of Borrower’s [ and Company’s ] performance of its obligations under the Agreement and the related documents.

This Consent and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page of this Consent or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

We appreciate your cooperation in this matter of mutual interest.

GENERAL ELECTRIC CAPITAL CORPORATION, as Security Trustee

By:

Name:

Title:

General Electric Capital Corporation c/o GE Healthcare Financial Services, Inc., LSF 83 Wooster Heights Road, Fifth Floor Danbury, Connecticut 06810
Attention: Senior Vice President of Risk
Phone: (203) 205-5200
Facsimile: (203) 205-2192

With a copy to: General Electric Capital Corporation c/o GE Healthcare Financial Services, Inc. Two Bethesda Metro Center, Suite 600 Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866

AGREED TO AND ACCEPTED BY:

[ NAME ], as [ owner/landlord/mortgagee/realty manager ]

By:

Name:

Title:

Address:

AGREED TO AND ACCEPTED BY:

[ NAME OF LOAN PARTY ]

By:

Name:

Title:

Interest in the Premises (check applicable box)

❒	Owner

❒	Mortgagee

❒	Landlord

❒	Realty Manager

Address:

EXHIBIT C-2

FORM OF BAILEE CONSENT

[Letterhead of GE Capital]

                         , 200

[NAME OF BAILEE]

Dear Sirs:

Re: [Name of the Loan Party] (the “Company”)

Please accept this letter as notice that we have entered into or may enter into financing arrangements with the Company under which the Company has granted to us continuing security interests in substantially all personal property and assets of the Company and the proceeds thereof, including, without limitation, certain equipment owned by the Company held by you at the manufacturing facility (the “Premises”) owned by you and located at [                          ] (the “Personal Property”).

Please acknowledge that as a result of such arrangements, you are holding all of the Personal Property solely for our benefit and subject only to the terms of this letter and our instructions; provided, however, that until further written notice from us, you are authorized to use and/or release any and all of the Personal Property in your possession as directed by the Company in the ordinary course of business. The foregoing instructions shall continue in effect until we modify them in writing, which we may unilaterally do without any consent or approval from the Company. Upon receipt of our instructions, you agree that (a) you will release the Personal Property only to us or our designee; (b) you will cooperate with us in our efforts to assemble, sell (whether by public or private sale), take possession of, and remove all of the Personal Property located at the Premises; (c) you will permit the Personal Property to remain on the Premises for forty-five (45) days after your receipt of our instructions or at our option, to have the Personal Property removed from the Premises within a reasonable time, not to exceed forty-five (45) days after your receipt of our instructions; (d) you will not hinder our actions in enforcing our liens on the Personal Property; and (e) after receipt of our instructions, you will abide solely by our instructions with respect to the Personal Property, and not those of the Company.

You hereby waive and release in our favor: (a) any contractual lien, security interest, charge or interest and any other lien which you may be entitled to whether by contract, or arising at law or in equity against any Personal Property; (b) any and all rights granted under any present or future laws to levy or distrain for rent or any other charges which may be due to you against the Personal Property; and (c) any and all other claims, liens, rights of offset, deduction, counterclaim and demands of every kind which you have or may hereafter have against the Personal Property.

You agree that (i) you have not and will not commingle the Personal Property with any other property of a similar kind owned or held by you in any manner such that the Personal Property is not readily identifiable, (ii) you have not and will not issue any negotiable or non-negotiable documents or instruments relating to the Personal Property, and (iii) the Personal Property is not and will not be deemed to be fixtures.

Notwithstanding the foregoing, all of your charges of any nature whatsoever shall continue to be charged to and paid by the Company and we shall not be liable for such charges.

You hereby authorize us to file at any time such financing statements naming you as the debtor/bailee, Company as the secured party/bailor, and us as the Company’s assignee, indicating as the collateral goods of the Company now or hereafter in your custody, control or possession and proceeds thereof, and including any other information with respect to the Company required under the Uniform Commercial Code for the sufficiency of such financing statement or for it to be accepted by the filing office of any applicable jurisdiction (and any amendments or continuations with respect thereto).

The arrangement as outlined herein is to continue without modification, until we have given you written notice to the contrary.

EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER.

Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

The terms and conditions contained herein are to be construed and enforced in accordance with the laws of the State of New York.

This terms and conditions contained herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

The Company has signed below to indicate its consent to and agreement with the foregoing arrangements, terms and conditions. By your signature below, you hereby agree to be bound by the terms and conditions of this letter.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Name:

Title: Duly Authorized Signatory

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc., LSF

83 Wooster Heights Road, Fifth Floor

Danbury, Connecticut 06810

Attention: Senior Vice President of Risk

Phone: (203) 205-5200

Facsimile: (203) 205-2192

With a copy to:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: General Counsel

Phone: (301) 961-1640

Facsimile: (301) 664-9866

Agreed to:

[NAME OF LOAN PARTY]

By:

Name:

Title:

Address:

[NAME OF BAILEE]

By:

Name:

Title:

Address:

EXHIBIT D

COMPLIANCE CERTIFICATE

[DATE]

Reference is made to the Loan Agreement, dated as of [                         ,          ] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among [ Borrower Name ], a [                      ] [ corporation/limited liability company/limited liability partnership/limited partnership ] (the “Borrower”), the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), in its capacity as agent (in such capacity, together with its successors and assigns, in such capacity, the “Agent”) as security trustee for Lenders (in such capacity, the “Security Trustee”) and lender, and the other lenders signatory thereto (GECC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.

I, [                                          ], do hereby certify that:

(i) I am the duly elected, qualified and acting [ TITLE ] of [Borrower/Parent] [to be confirmed by GECC];

(ii) attached hereto as Exhibit A are [ the monthly financial statements ] / [ annual audited financial statements ] / [ quarterly financial statements ] as required under Section 6.3 of the Agreement and that such financial statements are prepared in accordance with GAAP as required under Section 6.3 of the Agreement and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes;

(iii) no Default or Event of Default has occurred under the Agreement which has not been previously disclosed, in writing, to Lender; and

(iv) all representations and warranties of the Loan Parties stated in the Debt Documents are true and correct in all material respects on and as of the date hereof, other than those previously disclosed, in writing, to Lender, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all respects on and as of such earlier date.

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above

Name:
Title:

EXHIBIT E

EPS Setup Form	Submit Via Fax:	GE Healthcare Financial Services
	ATTN: EPS Facilitator	Phone: (262) 798-4494
	(262) 798-4530	Fax: (262) 798-4530

1. Sender Information:	Instructions To Enroll In EPS Plan:

Sender Name:	A.	Complete sections 1 - 7 (signature and all other information is required)
Sender Phone Number:	B.	Include a copy of a voided check, on which is noted your bank, branch and account number
	C.	Please submit via Fax to: (262) 798-4530

2. Authorization Agreement for Pre-Arranged Payment Plan:

(a)	(“Borrower”) authorizes General Electric Capital Corporation (“Agent”) to initiate debit entries for payment becoming due pursuant to the terms and conditions set forth in the Loan Agreement, dated as of [ DATE ] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Borrower, the guarantors form time to time party thereto, Agent and the lenders signatory thereto.

(b)	Borrower understands that the basic term loan payment and all applicable taxes are solely its responsibility. If payment is not satisfied due to account closure, insufficient funds, or cancellation of any required automated payment services, Borrower agrees to remit payment plus any applicable late charges, as set forth in the Agreement.

(c)	It is incumbent upon Borrower to give written notice to Agent of any changes to this authorization or the below referenced bank account information 10 days prior to payment date; Borrower may revoke this authorization by giving 10 days written notice to Agent unless otherwise stipulated in the Agreement.

(d)	If a deduction is made in error, Borrower has the right to be paid within five business days by Agent the amount of the erroneous deduction, provided Agent is notified in writing of such error.

(e)	Cosigner must also sign if the account is a joint account.

3. Agent Account Number(s): (Invoice Billing ID , 10-digit number formatted: 1234567-001)

Account:	Account:	Account:	Account:
Account:	Account:	Account:	Account:

4. First Payment Debit Date (mm/dd/yy)	First Payment:

5. Complete ALL Bank and Borrower Information:

BANK	Name of Bank or Financial Institution:	Bank Account Number:	ABA Routing Number (9-digit number)

INFO	Address of Bank or Financial Institution:	City:	State: Zip Code:

	Signatures	Company	Contact
	Signature of Authorized Signer: Date:	Company Name:	Contact Name:

BORROWER	Name of Joint Account Holder:	Company Address:	Contact Phone Number:
(Please Print)

INFO	Signature of Joint Account Holder:	City:	Contact Fax Number:
Date:

	Name of Authorized Signer: (Please Print)	State: Zip Code:	Contact email address:

6. Would you like to have property taxes paid via EPS on above accounts?

Check (X):	YES: ☐	NO: ☐

7. Would you like to receive a complementary invoice?

Check (X):	YES: ☐	NO: ☐

SCHEDULE D

SUBSTITUTION CERTIFICATE

THIS AGREEMENT is among [Retiring Lender Name] (the “Retiring Lender”), [Substitute Lender Name] (the “Substitute Lender”) and [Agent Name] (the “Agent”)

RECITALS

The parties agree in consideration of, among other things, the mutual promises contained in this agreement.

AGREEMENT

The Retiring Lender, Substitute Lender and Agent agree as follows:

1. DEFINITIONS

As used in this Agreement, all capitalized terms shall have the definitions provided herein. Any word or phrase not defined herein shall have the same meaning as in the Loan Agreement. “Loan Agreement” means the document entitled ‘Loan Agreement’ dated [date] between [Agent name] (in its capacity as agent for the Lenders (as defined below), together with its successors and assigns in such capacity, “Agent”), [Security Trustee name] (in its capacity as security trustee for Lenders (as defined below), together with its successors and assigns in such capacity, “Security Trustee”), [Lender name] and the other financial institutions who are listed in Part 2 to Schedule A to that agreement or who thereafter became party to that agreement (collectively, the “Lenders”, and each individually, a “Lender”), [Borrower name] (as “Borrower”), [Parent name] (as “Parent”) and the other entities listed in Part 1 of Schedule A to that agreement and the other entities or persons, if any, who thereafter became parties to that agreement as guarantors (each a “Guarantor” and collectively, the “Guarantors”, and together with Borrower, each a “Loan Party” and collectively, “Loan Parties”).

A reference in this agreement to ‘identical’ rights or obligations is a reference to rights or obligations substantially identical in character to those rights or obligations rather than identical as to the person entitled to them or obliged to perform them.

2. CAPACITY

Agent enters into this agreement for itself and as agent for each of the parties to the Loan Agreement (other than the Retiring Lender and the Substitute Lender).

3. SUBSTITUTION

3.1 Effect of substitution. From the [insert date] (the “ Substitution Date”), (a) no party to the Debt Documents has any further obligation to the Retiring Lender in relation to the Substituted Commitment (as defined below); (b) Retiring Lender is released from and has no further rights or obligations to a party to the Debt Documents in relation to the Substituted Commitment and any Debt Document to that extent; (c) Agent grants to Substitute Lender rights which are identical to the rights which Retiring Lender had in respect of the Substituted Commitment and any Debt Document to that extent; and (d) Substitute Lender assumes obligations towards each of the parties to the Debt Documents which are identical to the obligations which Retiring Lender was required to perform in respect of the Substituted Commitment before the acknowledgment set out in clause 3.1(b) above. “Substituted Commitment” means the rights and obligations under the Loan Agreement of the Retiring Lender in respect of the Commitments and the Principal Outstanding of the Retiring Lender and all other related rights and obligations as follows: Commitment $[insert amount], Principal Outstanding $[insert amount].

3.2 Substitute Lender. With effect on and from the Substitution Date, (a) Substitute Lender is taken to be a party to the Debt Documents with Commitments equal to the Substituted Commitment and Part 2 of Schedule A of the Loan Agreement is amended accordingly; (b) a reference in the Loan Agreement to ‘Lender’ includes a reference to the Substitute Lender; (c) Substitute Lender is taken to be a party to the Security Trust Deed; (d) Substitute Lender becomes bound by the Security Trust Deed and has the same rights as if it were a party to the Security Trust Deed as a ‘Beneficiary’; and (e) each reference in the Security Trust Deed to a ‘Beneficiary’ is taken to include a reference to the Substitute Lender.

3.3 Preservation of accrued rights. Retiring Lender and all other parties to the Loan Agreement remain entitled to and bound by their respective rights and obligations in respect of the Substituted Commitment and any of their other rights and obligations under the Debt Documents which have accrued up to the Substitution Date.

4 ACKNOWLEDGMENTS

4.1 Copies of Debt Documents. Substitute Lender acknowledges that it has received a copy of the Debt Documents and all other information which it has requested in connection with the Debt Documents.

4.2 Acknowledgment. Substitute Lender acknowledges and agrees as specified in Section 9.3 of the Loan Agreement, which applies as if references to the Agent included the Retiring Lender and references to any Debt Document included this agreement.

5 PAYMENTS

5.1 Payments by Agent. With effect on and from the Substitution Date Agent must make all payments due under the Loan Agreement in connection with the Substituted Commitment to the Substitute Lender, without having any further responsibility to Retiring Lender in respect of the same.

5.2 As between Lenders. Retiring Lender and Substitute Lender must make directly between themselves the payments and adjustments which they agree with respect to accrued interest, fees, costs and other rights or other amounts attributable to the Substituted Commitment which accrue before the Substitution Date.

6 WARRANTY

Each of Retiring Lender and Substitute Lender represent and warrant to the other parties that the requirements of Section 11.1 of the Loan Agreement have been complied with in relation to the Substituted Commitment.

7 NOTICES

The details of Substitute Lender for the purpose of Section 11.2 of the Loan Agreement are as follows:

Address:

Attention:
Phone:
Facsimile:	]

8 MISCELLANEOUS

Section 11 of the Loan Agreement applies to this agreement as if it were fully set out in this agreement.

9 ATTORNEYS

Each of the attorneys executing this agreement states that the attorney has no notice of revocation of that attorney’s power of attorney.

EXECUTED AS AN AGREEMENT

RETIRING LENDER

Signed for:
[Retiring Lender Name]
By its attorney:
in the presence of:

Signed:	Signed:
Attorney		Witness

Print name:	Print name:

SUBSTITUTE LENDER

Signed for:
[Substitute Lender Name]
By its attorney:
in the presence of:

Signed:	Signed:
Attorney		Witness

Print name:	Print name:

AGENT

Signed for:
[Agent Name]
By its attorney:
in the presence of:

Signed:	Signed:
Attorney		Witness

Print name:	Print name:

SCHEDULE E

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT THE PROPOSED TRANSACTION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE [                    ] SHARES OF COMMON STOCK

December [28], 2007

THIS CERTIFIES THAT, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [GE Capital Equity Investments, Inc. / Oxford Finance Corporation], or permitted assigns (“Holder”) is entitled to subscribe for and purchase from Peplin, Inc., a Delaware corporation (the “Company”), [                ] [(                    )] shares (as such number may be adjusted as provided herein) of fully paid and nonassessable common stock, par value $0.001 per share (the “Common Stock”), of the Company at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Warrant Shares” shall mean the shares of Common Stock which Holder may acquire pursuant to this Warrant.

1. Warrant Price. The “Warrant Price” shall initially be US Dollars ($      ) per share, subject to adjustment as provided in Section 7 below.

2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised, in accordance with the terms hereof, at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. Pacific time on the fifth anniversary of the date of this Warrant (the “Expiration Date”).

3. Method of Exercise or Conversion; Payment; Issuance of Shares; Issuance of New Warrant.

(a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) during normal business hours on any Business Day (as defined below) at the principal office of Company (as set forth in Section 19 below) and by payment to Company, by cash, certified check, wire transfer or other immediately available funds, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased. In the event of any exercise of the rights represented by this Warrant, book-entry shares of stock so purchased shall be issued in the name of, and registered to, the account of the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes), on the records of the Company’s transfer agent for its Common Stock. Such registration shall be made within 30 days after exercise of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to Holder hereof within 30 days after exercise of this Warrant. For purposes of this Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are required by law to be closed.

(b) Conversion. In lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares by surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X = Y (A B)

A

Where:

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation).

A = the Fair Market Value of one share of Company’s Common Stock (at the date of such calculation).

B = Warrant Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of Company’s Common Stock shall mean:

(i) The average of the closing bid and asked prices of a share of Common Stock quoted in the Over The Counter Market Summary, the last reported sale price quoted on the NASDAQ Stock Market or on any other exchange on which the Common Stock is listed, whichever is applicable, as published in the Western

Edition of the Wall Street Journal for the ten (10) trading days immediately before the date of determination of Fair Market Value; or, if none of the foregoing are applicable, the ASX Price. “ASX Price” shall mean twenty (20) multiplied by Y multiplied by FX, where:

Y = the volume-weighted 10-day trailing average of the closing price (as displayed on the Australian Securities Exchange’s board) in respect of the Company’s CHESS Depository Interests (“CDIs”) for the Business Day immediately before the date of determination; and

FX = the US Dollar/AUD exchange rate published by the Reserve Bank of Australia on its website (www.rba.gov.au) as at the close of trading (Sydney time) on the Business Day immediately before the date of determination.

“US Dollars” and “USD” shall mean the currency of the United States of America and “AUD” shall mean the currency of the Commonwealth of Australia.

(ii) In the event of an exercise in connection with a merger, acquisition or other consolidation in which Company is not the surviving entity, the per share Fair Market Value for the Common Stock shall be the value to be received per share of Common Stock by all holders of the Common Stock in such transaction as determined by the Board of Directors; or

(iii) In any other instance, the per share Fair Market Value for the Common Stock shall be as determined in the reasonable good faith judgment of Company’s Board of Directors.

In the event of 3(c)(ii) or 3(c)(iii), above, the Company shall prepare a certificate, to be signed by an authorized officer of Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Common Stock. The officer will also certify to Holder that this per share Fair Market Value will be applicable to all holders of Company’s Common Stock. Such certification must be made to Holder at least ten (10) Business Days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(ii) or 3(c)(iii).

Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares.

(d) Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be deemed to have been automatically converted in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before its expiration, involuntary termination or cancellation if the then-applicable Fair Market Value of a Warrant Share exceeds the Warrant Price, unless Holder notifies Company in writing to the contrary prior to such automatic exercise.

(e) Treatment of Warrant Upon Acquisition of Company.

(i) Certain Definitions. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company, or sale of outstanding Company securities by holders thereof, where the holders of Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the successor or surviving entity after the transaction. For purposes of this Section 3(e), “Affiliate” shall mean any person or entity that owns or controls, directly or indirectly, 10% percent or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

(ii) Cash Acquisition. In the event of an Acquisition in which the sole consideration is cash, Holder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) permit the Warrant to expire upon the consummation of such Acquisition. Company shall provide Holder with written notice of any proposed Acquisition together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice, which is to be delivered to Holder not less than ten (10) Business Days prior to the closing of the proposed Acquisition.

(iii) Asset Sale. In the event of an Acquisition (other than an Acquisition described in 3(e)(ii) above) by a third party that is not an Affiliate of Company (a “True Asset Sale”), Holder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) permit the Warrant to continue until the Expiration Date if Company continues as a going concern following the closing of any such True Asset Sale. Company shall provide Holder with written notice of any proposed asset sale together with such reasonable information as Holder may request in connection with such asset sale giving rise to such notice, which is to be delivered to Holder not less than ten (10) Business Days prior to the closing of the proposed asset sale.

(iv) Assumption of Warrant. Upon the closing of any Acquisition other than those particularly described in subsections (ii) and (iii) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Warrant Shares shall be adjusted accordingly so that Holder is neither advantaged or disadvantaged as a consequence of the Acquisition.

4. Representations and Warranties of Holder and Company.

(a) Representations and Warranties by Holder. The Holder represents and warrants to Company with respect to this purchase as follows:

(i) Evaluation. The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to Company so that Holder is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its interests.

(ii) Resale. Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Act”), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Holder agrees and acknowledges that it will not, directly or indirectly, offer, transfer, or sell the Securities, or solicit any offers to purchase or acquire the Securities, unless the transfer or sale is permitted by the terms of the Warrant and such transfer or sale is (i) pursuant to an effective registration statement under the Act and has been registered under any applicable state securities or “blue sky” laws, or (ii) pursuant to an exemption from registration under the Act and applicable state securities or “blue sky” laws. It being understood that Holder is permitted to transfer the Securities to an Affiliate in compliance with the provisions of the Act and applicable state securities or “blue sky” laws.

(iii) Rule 144. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act.

(iv) Accredited Investor. The Holder is an “accredited investor” as such term is defined in Rule 501 promulgated under the Act

(v) Opportunity To Discuss. The Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and an opportunity to review Company’s facilities. The Holder understands that such discussions, as well as the written information issued by Company, were intended to describe the aspects of Company’s business and prospects which Company believes to be material but were not necessarily a thorough or exhaustive description.

(vi) CDIs. Upon exercise of the Warrant, in whole or in part, and receipt by the Holder of Warrant Shares, Holder will not convert any Warrant Shares into the Company’s CDIs prior to the earlier of (i) such Warrant Shares being registered under the Act (nothing contained in this paragraph shall be deemed to require the Company to so register the Warrant Shares) or (ii) such Warrant Shares being freely transferable by Holder pursuant to Rule 144 promulgated under the Act or otherwise pursuant to the Act.

(b) Representations and Warranties by Company. Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct as of the date hereof

(i) Corporate Power. Company has all requisite legal and corporate power and authority to execute, issue and deliver this Warrant, to issue the Warrant Shares issuable upon exercise or conversion of this Warrant, and to carry out and perform its obligations under this Warrant.

(ii) Authorization; Enforceability. All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and the time barring of claims and defenses of set-off or counterclaim.

(iii) Valid Issuance of Warrant and Warrant Shares. This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Warrant Shares issuable upon conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will (a) be duly and validly issued, fully paid and nonassessable, (b) rank pari passu with the fully paid Common Stock then in issue, (c) be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws and (d) be entitled to receive any dividend or other distribution which has previously been announced or declared if the date by which the holder of the Common Stock must be registered to participate in such dividend or distribution is after the date on which the Exercise Notice is delivered by the Holder to the Company in accordance with either clause 3(a) or 3(b) as appropriate. Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in Company’s Certificate of Incorporation or this Warrant. The offer, sale and issuance of the Warrant Shares, as contemplated by this Warrant, are intended to be exempt from the prospectus and registration requirements of applicable United States federal and state security laws, and neither Company nor any authorized agent acting on its behalf has or will take any action hereafter that would cause the loss of any such exemption.

(iv) No Conflict. The execution, delivery, and performance of this Warrant will not result in (a) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (1) any provision of Company’s Certificate of Incorporation or by-laws; (2) any material provision of any judgment, decree, or order to which Company is a party, by which it is bound, or to which any of its material assets are subject or (3) any material provision of a statute, rule, governmental regulation or stock exchange listing rule applicable to Company or its issued securities (including the CDIs related thereto).

(v) Capitalization. The capitalization of Company as set forth in Annex A is complete and accurate as of the date hereof (after giving effect to the issuance of this Warrant) and reflects (a) all outstanding capital stock of Company and (b) all outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities or convertible securities of Company. Company has reserved in its books and records [to be inserted when known – Company to insert] shares of Common Stock for issuance under this Warrant.

5. Legends.

(a) Legend. Book-entry shares representing the Warrant Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.

(b) Removal of Legend and Transfer Restrictions. The legend relating to the Act described in paragraph 5(a) of this Warrant shall be removed and Company shall cause the issuance of book-entry shares without such legend to Holder if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available, nothing herein contained shall be deemed to require the Company to so register this Warrant or the Warrant Shares or (ii) Holder provides to Company an opinion of counsel for Holder knowledgeable in securities laws and reasonably satisfactory to Company, or other evidence reasonably satisfactory to Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration.

6. Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, Holder shall provide Company with a representation in writing that Holder or transferee is acquiring this Warrant and the shares of Common Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, or will provide Company with a statement of pertinent facts covering any proposed distribution. As a further condition to any transfer of this Warrant or any or all of the shares of Common Stock issuable upon exercise of this Warrant, other than a transfer registered under the Act, Company may request a legal opinion, in form and substance satisfactory to Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder. Each book-entry share evidencing the Warrant Shares issued upon exercise of this Warrant or upon any transfer of the Warrant Shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall, at Company’s option, if the Warrant Shares are not freely saleable under Rule 144(k) under the Act, contain a legend in form and substance satisfactory to Company and its counsel, restricting the transfer of the Warrant Shares to sales or other dispositions exempt from the requirements of the Act. As further condition to each transfer, at the request of Company, Holder shall surrender this Warrant to Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by Company.

7. Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification or Merger. In case of (i) any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger of Company with or into another corporation (other than a merger with another corporation in which Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any sale of all or substantially all of the assets of Company, Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new Warrant (in form and substance satisfactory to Holder of this Warrant), or Company shall make appropriate provision without the issuance of a new Warrant, so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Warrant Shares purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b) Subdivision or Combination of Shares. If Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions. If Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by Company such that Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were Holder of the Warrant Shares as of the record date fixed for the determination of the shareholders of Company entitled to receive such dividend or distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

8. Notice of Adjustments. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, Company shall prepare a certificate signed by an officer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to Holder as set forth in Section 19 hereof.

9. Transferability of Warrant. This Warrant is transferable on the books of Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 6 and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of Company.

10. Registration Rights. If, prior to the sale of the Warrant Shares by Holder, the Company agrees to grant registration rights, and other associated rights contained in the applicable registration rights agreement including, if any, without limitation, with respect to amendments to such rights and with respect to the granting of other registration rights (collectively, the “Registration Rights”), to any purchaser or holder of its Common Stock or other class of equity security, other than a registration relating solely to employee benefit plans, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will provide Holder with the option to receive no less favorable Registration Rights than those granted to such other purchaser or holder. In such an event, the Company will provide Holder with a substantially final version of the registration rights agreement evidencing the Registration Rights (the “Registration Rights Agreement”), along with a blank signature page in the name of Holder. Upon receipt of such documents, Holder, at its option, will be entitled to become a party to the Registration Rights Agreement by executing and returning to Company the signature page provided within ten (10) Business Days of its receipt from the Company in accordance with Section 19. If Holder declines the Company’s first offer of Registration Rights, the Company will be required to offer Holder, in the manner described above, the option to receive no less favorable Registration Rights than those granted to any purchaser or holder of its Common Stock or other class of equity security upon the Company’s next grant of Registration Rights. It being understood that the Company will not be required to offer Holder Registration Rights more than two (2) times (and that any amendments and/or restatements of registration rights agreements to which, pursuant to this Section 10, Holder has become a party, shall not constitute a new “offer” of new Registration Rights for purposes of this sentence). The Holder’s rights under this Section will terminate upon its delivery of its executed signature page to the Company (but, for the avoidance of doubt, Holder’s Registration Rights pursuant to the agreement to which such signature page relates shall become effective (and not terminate) on delivery of such signature page by Holder) and its acceptance of the Company’s offer of Registration Rights; provided that, if the Company should take any action to terminate Holder’s Registration Rights after Holder’s acceptance, the Company’s obligations under this Section will be revived.

11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the restricted securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Act, at all times from and after the effective date of the first registration statement under the Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act of 1934, as amended (“Exchange Act”) at any time after it has become subject to such reporting requirements; and

(c) So long as Holder owns any restricted securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing Holder to sell any such securities without registration.

12. No Fractional Shares. No fractional share of Common Stock will be issued in connection with any exercise or conversion hereunder, and the number of Warrant Shares to be issued upon conversion shall be rounded up to the nearest whole share.

13. Charges, Taxes and Expenses. Issuance of shares of Common Stock upon the exercise or conversion of this Warrant shall be made without charge to Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such shares, all of which taxes and expenses shall be paid by Company, and such shares shall be issued in the name of Holder.

14. No Shareholder Rights Until Exercise. Except as expressly provided herein, this Warrant does not entitle Holder to any voting rights or other rights as a shareholder of Company prior to the exercise hereof.

15. Registry of Warrant. Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of Company, and Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

16. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

17. Miscellaneous.

(a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by Company on the date hereof.

(b) Successors. This Warrant shall be binding upon any successors or assigns of Company.

(c) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(d) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

(e) Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

(f) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

18. No Impairment. Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder hereof against impairment.

19. Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt requested, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as Company or Holder hereof shall have furnished to the other party in accordance with the delivery instructions set forth in this Section 19.

If to Company:	Peplin, Inc.
6475 Christie Avenue
Emeryville, CA 94608
Attn: Chief Financial Officer

With a copy to:	Latham &Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626-1925
Attn: B. Shayne Kennedy

If to Holder:	[Oxford Finance Corporation
133 North Fairfax Street
Alexandria, VA 22314
Attn: Timothy A. Lex, Chief Operating
Officer/
or
/ GE Capital Equity Investments, Inc.
201 Merritt 7, 1st Floor
P.O. Box 5201
Norwalk, Connecticut 06851
Attn: General Counsel
With copies to:	General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
83 Wooster Heights Road, Fifth Floor
Danbury, Connecticut 06810
Attn: Senior Managing Director and
Senior Vice President of Risk

Hogan & Hartson L.L.P.
555 13th Street, NW
Washington, DC 20004
Attn: Deborah Staudinger, Esq.]

If mailed by registered or certified mail, return receipt requested, and postage prepaid, notice shall be deemed to be given five (5) days after being sent, and if sent by overnight courier, by hand or by messenger, notice shall be deemed to be given when delivered (if on a Business Day, and if not, on the next Business Day).

20. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by each of Company and Holder.

21. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE WARRANT SHARES.

22. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF CALIFORNIA AND THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CALIFORNIA FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its officer thereunto duly authorized.

PEPLIN, INC.

By:
Name:
Title:

Dated as of                         , 200      .

NOTICE OF EXERCISE

To:

PEPLIN, INC.

1. The undersigned Warrant holder (“Holder”) elects to acquire shares of the common stock, par value $0.001 per share (the “Common Stock”), of Peplin, Inc. (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated December [28], 2007 (the “Warrant”).

2. The Holder exercises its rights under the Warrant as set forth below: (      ) Holder elects to purchase                      shares of Common Stock as provided in Section 3(a) and tenders payment herewith in cash, certified check, wire transfer or other

immediately available funds in the amount of US$                     as payment of the purchase price.

(      ) Holder elects to convert the purchase rights into shares of Common Stock as provided in Section 3(b) of the Warrant.

3. Holder surrenders the Warrant with this Notice of Exercise. Holder represents that it is acquiring the aforesaid shares of Common Stock for investment and not with a view to or for resale in connection with distribution and that Holder has no present intention of distributing or reselling the shares. Please issue the shares of the Common Stock in the name of Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.:

If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new Warrant representing the remaining balance of such shares, as follows:

Name:
—
Address:
—
Taxpayer I.D.	:
—

[GE EQUITY INVESTMENTS, INC. / OXFORD FINANCE CORPORATION]

By:

Name:
Title:

Date:                     , 200

ANNEX A

COMPANY CAPITALIZATION

[10,341,484] shares of Common Stock

[17,118,960] listed CDI warrants convertible into [855,948] shares of Common Stock

[935,519] employee stock options convertible into [935,519] shares of Common Stock

A warrant to purchase [      ] shares of Common Stock issued pursuant to this Agreement.